SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DIAMOND FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

November 25, 2014

To our stockholders:

You are cordially invited to attend the Diamond Foods, Inc. 2015 annual meeting of stockholders (“Annual Meeting”) to be held at the Le Meridien hotel, 333 Battery Street, San Francisco, CA 94111 on Tuesday, January 13, 2015 at 8:30 a.m., Pacific Time.

The matters to be acted upon at the Annual Meeting are described in detail in the accompanying notice of the Annual Meeting and the proxy statement. The Annual Meeting materials include the notice, proxy statement, our annual report and proxy card, all of which are enclosed.

Please use this opportunity to contribute to our company by voting on the matters to come before this Annual Meeting. Stockholders who hold shares in their own name through our transfer agent, Computershare, or who hold physical stock certificates can cast their vote online or by telephone. To vote online or by telephone, follow the instructions for online voting contained within your Annual Meeting materials. If you do not wish to vote online or by telephone, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope so that your shares will be represented at the Annual Meeting. Voting online, by telephone or by returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.

Sincerely,

Brian J. Driscoll
President and Chief Executive Officer

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor

San Francisco, California 94111

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on January 13, 2015

Time and Date:	Tuesday, January 13, 2015 at 8:30 a.m., Pacific Time.

Place:	Le Meridien hotel, 333 Battery Street, San Francisco, CA 94111

Items of Business:

1.      Elect Alison Davis, Brian J. Driscoll and Nigel A. Rees as the Class I members of the Board of Directors to hold office until the 2018 annual meeting of stockholders.

2.      Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015.

3.      Approve, on an advisory basis, the compensation of Diamond’s named executive officers (the “Say-on-Pay” vote).

4.      Approve Diamond’s 2015 Equity Incentive Plan.

5.      Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on November 21, 2014 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Proxy Voting:

Whether or not you plan to attend the Annual Meeting in person, please either cast your vote online, by telephone, or by completing, dating, signing and returning the enclosed proxy card in the enclosed postage-paid envelope before the Annual Meeting so that your shares will be represented.

Please vote at your earliest convenience. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

This notice of annual meeting, proxy statement and form of proxy are being distributed and made available on or about December 2, 2014.

Important Notice Regarding the Availability of Proxy materials for the Stockholder Meeting to Be Held on January 13, 2015: Our proxy statement and annual report on Form 10-K are available at www.diamondfoods.com.

By order of the Board of Directors
Brian Driscoll
President and Chief Executive Officer

Proxy Summary

Annual Meeting of Stockholders

Time and Date:	Tuesday, January 13, 2015 at 8:30 a.m., Pacific Time.

Place:	Le Meridien hotel, 333 Battery Street, San Francisco, CA 94111

Items of Business:

1.      Elect Alison Davis, Brian J. Driscoll and Nigel A. Rees as the Class I members of the Board of Directors to hold office until the 2018 annual meeting of stockholders.

2.      Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015.

3.      Approve, on an advisory basis, the compensation of Diamond’s named executive officers (the “Say-on-Pay” vote).

4.      Approve Diamond’s 2015 Equity Incentive Plan.

5.      Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Close of market on November 21, 2014

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for election of directors and one vote for each of the proposals to be voted on.

Voting Matters and Recommendations

Voting Matter	Board Recommendation
Election of Alison Davis, Brian J. Driscoll and Nigel A. Rees as Class I members of our Board of Directors.	FOR each of the nominees

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015.	FOR

Approval, on an advisory basis, of the compensation of Diamond’s named executive officers (the “Say-on-Pay” vote).	FOR

Approval of Diamond’s 2015 Equity Incentive Plan.	FOR

Executive Compensation

Fiscal 2014 marked the second year of a multi-year turnaround at Diamond. We made significant progress on our strategic initiatives, resulting in expansion in market share and gross margin in the Snack segment, stabilized walnut supply and a refinanced balance sheet providing financial flexibility to further our growth strategy. However, we did not meet our original financial plan. Our results reflected significant increases in tree

i

nut commodity costs, which resulted in lower gross margin in the Nuts segment and adversely impacted overall company performance. Diamond’s Annual Incentive Plan compensation reflected this financial performance in the components of gross profit, which increased 1.3 percent and adjusted EBITDA, which increased 3.3 percent, both of which were below the target level set by the Board of Directors entering the fiscal year. This performance was reflected in executive compensation in line with Diamond’s compensation policies.

•

Base salaries: For fiscal 2014, our CEO, COO, CFO and Chief Sales Officer did not receive an increase to their base salaries given their levels as compared to our peer group and survey data, and with respect to our CFO, given that he joined Diamond in the fourth quarter of fiscal 2013. Our EVP, General Counsel and Chief Legal and Compliance Officer and our EVP, Chief Strategy and People Officer both received an increase to their salaries in September 2013 after review of market comparables for their positions, in addition to being promoted to these positions in April 2014 and awarded an increase in base salary in connection with their promotions from SVP, General Counsel and SVP, Corporate Strategy and HR, respectively.

•

Annual Cash Incentives: In fiscal 2014, Diamond did not meet its target adjusted EBITDA and gross profit metrics for bonus purposes, but did exceed the minimum performance threshold of 90% of target for each metric. As a result, the bonus pool available for payment was funded at 67.5% of target, which resulted in lower bonus payments to the named executive officers as compared to fiscal 2013. In association with their promotions to EVP in April 2014, our EVP, General Counsel and Chief Legal and Compliance Officer and our EVP, Chief Strategy and People Officer both received an increase in bonus target to 70 percent of their respective base salaries, in line with the target for EVP level.

•

CEO Equity Grant: Mr. Driscoll received a $1.8 million annual equity grant for fiscal 2014 in October 2013 in line with the 50th percentile of Diamond’s peer group survey data and general industry survey data for companies with revenue of less than or equal to $2.0 billion.

•

Equity Grants to Other Officers: Annual grants made to the other executive officers employed at Diamond in October 2013 were well below grants received in fiscal 2013, due to Diamond’s adjustment in compensation philosophy to align equity for fiscal 2014 generally with the 50th percentile of Diamond’s peer group survey data and general industry survey data for companies with revenue of less than or equal to $2.0 billion. Other factors were used to determine size of awards, including evaluating their past contributions to Diamond, the importance of their positions and the effort required to execute on the company’s strategic priorities.

•	Clawback: During fiscal 2014, we adopted a clawback policy applicable to our executive officers.

Corporate Governance at Diamond

•	In October 2014, we adopted majority voting in uncontested director elections and amended our Bylaws accordingly.

•	In October 2014, we terminated our “poison pill” by terminating our Rights Agreement and eliminating our Series A Junior Preferred Stock.

•	In October 2014, we adopted Corporate Governance Guidelines.

•	In November 2014, we increased our stock ownership guideline applicable to our executive vice presidents to shares worth 300% of base salary.

•	We separate the CEO and Board Chair roles and have appointed an independent director as Chair.

•	Our independent directors meet in executive session at every regularly scheduled Board meeting without management present.

•	We hold an advisory vote on executive compensation on an annual basis.

•	Trading in Diamond securities by our CEO or CFO requires pre-clearance by Board Chair or Compensation Committee Chair.

•	Each of our standing Board committees is composed entirely of independent directors.

•	We continue to reach out to stockholders regarding governance and executive compensation matters.

•	Our Compensation Committee has retained Exequity as its independent executive compensation consultant.

2016 Annual Meeting

•	Stockholder proposals submitted for inclusion in our 2016 Proxy Statement pursuant to SEC Rule 14a-8 must be delivered to us by August 4, 2015.

•

Notice of stockholder proposals and director nominees to be raised from the floor of the 2016 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be delivered to us no earlier than September 30, 2015 and no later than October 30, 2015.

Special Note about Forward Looking Statements

This Proxy Statement contains forward-looking statements regarding our plans, objectives, expectations, intentions, future financial performance, future financial condition, and other statements that are not historical facts. These statements can be identified by our use of the future tense, or by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue” and other similar words and phrases. These forward-looking statements involve many risks and uncertainties, as described in the section titled “Risk Factors,” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”). The occurrence of any of these risks and uncertainties may cause our actual results to differ materially from those anticipated in our forward-looking statements, which could have a material adverse effect on our business, results of operations, and financial condition. All forward-looking statements included in this report are based on information available to us as of the date of this report. We undertake no obligation to revise or update any such forward-looking statements for any reason.

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor

San Francisco, California 94111

PROXY STATEMENT

November 21, 2014

Information about the Annual Meeting

The accompanying proxy is solicited on behalf of the Board of Directors (“Board”) of Diamond Foods, Inc., a Delaware corporation (“Diamond Foods”, “Diamond” or “Company”), for use at the 2015 annual meeting of stockholders (“Annual Meeting”). The Annual Meeting will be held at the Le Meridien hotel, 333 Battery Street, San Francisco, CA 94111 on Tuesday, January 13, 2015 at 8:30 a.m., Pacific Time. This proxy statement and the accompanying form of proxy card will be first mailed to stockholders on or about December 2, 2014. Our Annual Report to Stockholders is enclosed with this proxy statement.

Record Date; Quorum

Only holders of record of “Diamond” common stock as of the close of business on November 21, 2014, the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 31,416,024 shares of common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Purpose of the Annual Meeting

You are receiving this proxy statement because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and is designed to assist you in voting your shares. You will be voting on the following matters at the Annual Meeting:

•	The election of Alison Davis, Brian J. Driscoll and Nigel A. Rees as Class I members of our Board;

•	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015;

•	The approval, on an advisory basis, of the compensation of Diamond’s named executive officers (the “Say-on-Pay” vote);

•	The approval of Diamond’s 2015 Equity Incentive Plan; and

•	The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Recommendation of the Board

Our Board recommends that you vote:

•	“FOR” the election of each of Alison Davis, Brian J. Driscoll and Nigel A. Rees as Class I members of our Board;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015;

•	“FOR” the approval, on an advisory basis, of the compensation of Diamond’s named executive officers (the “Say-on-Pay” vote); and

•	“FOR” the approval of Diamond’s 2015 Equity Incentive Plan.

Effect of Abstentions and Broker Discretionary Voting

Shares held by a stockholder who indicates on the proxy card that he or she wishes to abstain from voting on a proposal will not be taken into account in determining the outcome of that proposal. However, those shares are considered present and entitled to vote at the Annual Meeting and will count toward determining whether or not a quorum is present. On routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, brokers are entitled to vote shares held for beneficial holders without voting instructions from the beneficial holders of those shares. On the other hand, brokers may not be entitled to vote shares held for beneficial holders on non-routine items, such as the election of directors, absent voting instructions from the beneficial holders of such shares. Consequently, if you do not submit any voting instructions to your broker, your shares will not be voted in connection with the election of directors, the Say-on-Pay vote or the 2015 Equity Incentive Plan and will not be counted in determining the number of shares necessary for approval of these matters, although they will count for purposes of determining whether a quorum is present.

Voting Rights; Required Vote

•	Stockholders are entitled to one vote for each share of common stock held as of the record date.

•

For Proposal 1, the election of each of Alison Davis, Brian J. Driscoll and Nigel A. Rees as Class I members of our Board, a nominee will be elected if the number of votes cast “For” that nominee exceeds the number of votes cast “Against” that nominee. Abstentions and broker non-votes will have no effect. Stockholders do not have the right to cumulate their votes in the election of directors.

•

Proposal 2, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015, requires the affirmative vote of the holders of a majority of the shares represented and voting on such matter at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes will have no effect.

•

Proposal 3, approval, on an advisory basis, of the compensation of Diamond’s named executive officers (the “Say-on-Pay” vote) is only advisory in nature and has no binding effect on Diamond or our Board of Directors. Our Board of Directors will consider Proposal 3 approved upon the affirmative vote of the holders of a majority of the shares represented and voting on such matter at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes will have no effect.

•

Proposal 4, approval of Diamond’s 2015 Equity Incentive Plan, requires the affirmative vote of the holders of a majority of the shares represented and voting on such matter at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes will have no effect.

•	The inspector of elections appointed for the Annual Meeting will separately tabulate the relevant affirmative and negative votes, abstentions and broker non-votes for each proposal.

Voting of Proxies

Most stockholders have the option of submitting their votes by Internet, telephone or mail. If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on the proxy card. If you live in the United States or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card. If you complete and properly sign the proxy card you receive and return it to us in the prepaid envelope, your shares will be voted in accordance with the specifications made on the proxy card. If no specification is made on a signed and returned proxy card, the shares represented by the proxy will be voted:

•	“FOR” the election of each of nominees to serve as Class I members of our Board;

•	“FOR” the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015;

•	“FOR” the approval, on an advisory basis, of the compensation of Diamond’s named executive officers (the “Say-on-Pay” vote);

•	“FOR” the approval of Diamond’s 2015 Equity Incentive Plan; and

•

In the discretion of the proxy holders or in accordance with the recommendations of our Board in the absence of a proxy holder on any other matter that may be properly brought before the Annual Meeting.

Stockholders who attend the Annual Meeting may vote in person, and any previously submitted votes will be superseded by the vote cast at the Annual Meeting.

Adjournment of Annual Meeting

If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Expenses of Soliciting Proxies

We will pay the expenses of assembling proxy materials and soliciting proxies for the Annual Meeting. After the original mailing of the proxy cards and other proxy materials, our directors, officers and employee also may solicit proxies by mail, telephone, facsimile or email, without receiving any additional compensation for such solicitation activities. After the original mailing of the proxy cards and other soliciting materials, we will request that brokers, banks, custodians, nominees and other record holders of our common stock forward copies of the proxy cards and other proxy materials to persons for whom they hold shares and request authority for the exercise of proxies. We will reimburse the record holders for their reasonable expenses if they ask us to do so. We have also retained the services of Georgeson Inc. in connection with soliciting proxies for the Annual Meeting for a fee of approximately $15,000, plus appropriate out-of-pocket expenses.

Additional Copy of the Proxy Materials

We will deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. Each stockholder will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of the proxy materials. To receive a separate copy of the proxy materials or an additional copy of the annual report on Form 10-K, stockholders may write or call us at the following address and phone number:

Investor Relations

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor

San Francisco, CA 94111

Telephone: (415) 230-7952

Stockholders who hold shares through a broker, bank, trustee or nominee may contact their brokerage firm, bank, broker-dealer, or other similar organization to request additional copy of the proxy materials.

Revocability of Proxies

Any person signing a proxy card in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. Registered holders may revoke a proxy by signing and returning a proxy card with a later date, by delivering a written notice of revocation to Computershare, our transfer agent, by mail at P.O. Box 30170, College Station, TX 77842-3170 or via overnight correspondence to Computershare at 211 Quality Circle, Suite 210 College Station, TX 77845, that the proxy is revoked or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the appointment. Please note, however, that if a stockholder’s shares are held of record by a broker, bank, trustee or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank, trustee or other nominee confirming the stockholder’s beneficial ownership of the shares and that the broker, bank, trustee or other nominee is not voting the shares at the Annual Meeting. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder unless such vote is revoked in person at the Annual Meeting.

How to Get Information

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future Annual Reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery also can eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, Computershare, or you are in possession of stock certificates): visit www.computershare.com/investor to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee, or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare, our transfer agent, at (800)  733-5001 or visit www-us.computershare.com/investor/Contact with questions about electronic delivery.

Corporate Governance at Diamond

We are committed to maintaining high standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. We have adopted a code of conduct and ethics for our directors, officers and employees, known as the Diamond Code of Conduct. Our certificate of incorporation, bylaws, committee charters, Corporate Governance Guidelines and Diamond Code of Conduct form our corporate governance framework.

Notably, as part of our ongoing commitment to governance, in October 2014, we:

•	Adopted majority voting in uncontested director elections;

•	Terminated our “poison pill” by terminating our Rights Agreement and eliminating our Series A Participating Preferred Stock; and

•	Adopted Corporate Governance Guidelines, to set forth the principles of governance by which our Board manages its affairs.

In July 2014, Dr. Celeste A. Clark joined our Board of Directors, increasing the percentage of our Board that is independent to 70%.

In addition, we have continued to maintain a number of practices that we believe are important aspects of our governance structure, including:

•	The Chairman of our Board of Directors is an independent director.

•	Independent directors regularly meet outside the presence of management as part of all regularly scheduled Board meetings.

•	We make arrangements for our Board members to attend education programs designed for public company Board members.

•	An independent consulting service conducts an annual analysis of our internal controls.

•	Our Compensation Committee engages an independent consultant to conduct an analysis of our executive compensation and recommend improvements.

Our Corporate Governance Guidelines, the Diamond Code of Conduct and the charters governing the responsibilities and duties of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are available through the investor relations page at our website: www.diamondfoods.com. We will post on this website any updated versions of the Diamond Code of Conduct and, if applicable, any waivers under the Code granted to our Chief Executive Officer, Chief Financial Officer, principal accounting officer (if different), controller or persons performing similar functions.

Composition of Board of Directors

Our Board currently consists of ten directors. The Board is divided into three classes for purposes of election (i.e., Class I, Class II and Class III), with Class I and III each having three members and Class II having four members. At each annual meeting of stockholders, the successors to directors whose terms have expired are elected to serve until the third annual meeting following their election.

Board Independence

We believe that having a Board comprised predominantly of independent directors is critical to the effective governance of Diamond. The Board has determined that each of Mr. Blechschmidt, Ms. Davis, Mr. Hollis, Mr. Rees, Mr. Wilson, Mr. Zollars and Dr. Clark is an “independent director” under applicable NASDAQ rules, a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”), and an “outside director” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986 (“IRC”). The non-independent Board members are Mr. Driscoll, our CEO, and two directors, Mr. Lea and Mr. Tos, who are affiliated with growers from whom we purchase walnuts.

Leadership Structure

In February 2012, the Board decided to have an independent director serve as the Chairman of the Board, and at that time, Mr. Zollars was appointed to that role. In deciding to separate the roles and to have an independent director serve as Chairman, the Board considered Diamond’s corporate governance requirements and anticipated time commitments required from the Board distinct from requirements of the CEO. Our Corporate Governance Guidelines adopted in October 2014 provide that the Chairman shall be an independent director. The Board periodically considers the appropriate leadership structure for the Company and may revise our Corporate Governance Guidelines and adjust our leadership structure in the future as circumstance require.

Mr. Driscoll, our Chief Executive Officer, serves on the Board and is a bridge between management and the Board so that both groups act with a common purpose. The CEO’s membership on the Board enhances his ability to provide insight and direction on important strategic initiatives to both management and the non-employee directors. We believe Mr. Driscoll, our CEO, and Mr. Zollars have an excellent working relationship.

Risk Oversight

Our Board has responsibility, directly and through its committees, for the oversight of risk management, and our officers are responsible for the day-to-day management of the material risks we face. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in setting our annual operating plan and reviewing the key assumptions and strategies proposed by management is a key part of its oversight of risk management, as is its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for Diamond. The Board regularly receives updates from management and outside advisors regarding certain risks we face, including litigation and various operating risks.

In addition, our Board committees each oversee certain aspects of risk management. For example, our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, and internal investigations; our Compensation Committee oversees risks related to compensation policies and practices as well as management succession planning; and our Nominating and Governance Committee oversees governance related risks, such as Board independence, adherence to governance policies and requirements and conflicts of interest.

Senior management attends Board and Board committee meetings at the invitation of the Board or its committees and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. The Board holds strategic planning sessions with senior management periodically to discuss strategies, key challenges, and risks and opportunities for the Company.

Consideration of Director Nominees

Director Qualifications. The goal of the Nominating and Governance Committee is to ensure that the members of our Board have a variety of perspectives and skills derived from high-quality business and professional experience. The Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. To this end, the committee seeks nominees with high professional and personal integrity, an understanding of our business lines and industry, diversity of background and perspective, broad-based business acumen and the ability to think strategically. In addition, the committee considers the level of the candidate’s commitment to active participation as a director, both at Board and committee meetings and otherwise. Although the committee uses these and other criteria to evaluate potential nominees, we have not established a formal diversity policy or any particular minimum criteria for nominees. When appropriate, the committee may retain executive recruitment firms to assist in identifying suitable candidates. Additionally, the Nominating and Governance Committee will consider stockholder recommendations for director candidates. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, submit the candidate’s name and qualifications to the Company’s Secretary in writing to the following address: Diamond Foods, Inc., Attn: Secretary, 600 Montgomery Street, 13th Floor, San Francisco, California 94111. After its evaluation of potential nominees, the committee submits nominees to the Board for approval. The committee does not use different standards to evaluate nominees depending on whether they are recommended by our directors and management or by our stockholders.

Stockholder Nominees.

•

To nominate a director candidate for possible election at the next annual meeting of stockholders, a stockholder must deliver notice of such nomination to our Corporate Secretary at our principal executive offices no later than the close of business on the 75th day and no earlier than the close of business on the 105th day prior to the anniversary date of the previous year’s annual meeting of stockholders.

•

However, if the next annual meeting of stockholders occurs on a date more than 30 days earlier or more than 60 days later than the anniversary of the prior year’s annual meeting of stockholders, then nominations must be received no earlier than close of business on the 105th day prior to the annual meeting and not later than close of business on the later to occur of (i) the 75th day prior to the annual meeting or (ii) the 10th day after the date we first publicly announced the date of the annual meeting.

•	Nominations for candidates must also be accompanied by the information required by Section 1.11(a)(ii) of our Bylaws.

•	A stockholder nominating a candidate may be asked to submit additional information as determined by our Corporate Secretary and as necessary to satisfy the rules of the SEC or The NASDAQ Stock Market.

•

If a stockholder’s nomination is received within the applicable time period and the stockholder has met the criteria above, the Nominating and Governance Committee will evaluate such candidate, along with the other candidates being evaluated by the committee, in accordance with the committee’s charter.

Oaktree Designee. Oaktree Capital Management, L.P. (“Oaktree”) has the right to nominate one member to the Board (“Oaktree Designee”) who qualifies as an independent director under applicable NASDAQ rules. No Oaktree Designee may serve as a director or executive officer of a direct competitor of Diamond. Mr. Wilson is currently the Oaktree Designee.

Oaktree’s right to appoint an Oaktree Designee terminates upon the first to occur of: (i) such time as Oaktree or its affiliates, collectively, do not own at least 10% of Diamond’s outstanding common stock, (ii) Diamond sells all or substantially all of its assets, (iii) Diamond participates in any merger, consolidation or similar transaction following the consummation of which, the stockholders of Diamond immediately prior to the consummation of such transaction hold less than 50% of all of the outstanding common stock or other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction or (iv) Oaktree irrevocably waives and terminates all of their Board designation rights.

Communication with the Board

You may contact the Board by sending a letter addressed to:

Board of Directors

c/o Corporate Secretary

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor,

San Francisco, California 94111

An employee will forward these letters directly to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. We may forward correspondence, such as product-related inquiries, elsewhere within Diamond for review and possible response. We reserve the right not to forward to the Board any abusive, threatening or otherwise inappropriate materials.

Board of Directors

Our Board of Directors has ten members, divided into three classes for purposes of election (i.e., Class I, Class II and Class III). We ask that our stockholders approve Proposal 1 and elect Alison Davis, Brian J. Driscoll and Nigel A. Rees as Class I members of the Board. Each of these nominees has confirmed that she or he is willing to serve on the Board if elected. Each of the nominees for election as a Class I director is currently a director of the Company. Ms. Davis and Mr. Rees have been members of the Board since their appointment in March 2012; Mr. Driscoll has been a member since his appointment in May 2012. The nominees were evaluated and recommended by the Nominating and Governance Committee in accordance with the process for nominating directors as found below in “Corporate Governance Matters—Board of Directors Meetings and Committees.”

If elected as Class I directors, Ms. Davis, Mr. Driscoll and Mr. Rees will hold office until the annual meeting in 2018 or until their earlier death, resignation or retirement. If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the board or, as an alternative, the board may reduce the number of directors to be elected at the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee selected by the proxy holder.

The election of directors at the Annual Meeting is an uncontested election. Therefore, for Proposal 1, election of Alison Davis, Brian J. Driscoll and Nigel A. Rees as Class I members of the Board, a nominee will be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes will have no effect.

Additionally, since the election of directors at the Annual Meeting is an uncontested election, each of Ms. Davis, Mr. Driscoll and Mr. Rees has submitted an irrevocable resignation from our Board of Directors as set forth under our Corporate Governance Guidelines. Each such resignation will be effective only if such incumbent director is not re-elected at the Annual Meeting, in which event it will be effective upon the earlier of (i) the date 90 days after the certification of the Annual Meeting vote and (ii) the date on which such director’s seat on the Board has been filled by the Board of Directors, in accordance with our Corporate Governance Guidelines.

If an incumbent director fails to receive the required vote for re-election at the Annual Meeting, the Nominating and Governance Committee will determine whether to appoint a new director, re-appoint the incumbent director or allow the seat to remain vacant and will submit such recommendation for prompt consideration by our Board of Directors. Within 90 days following the certification of the Annual Meeting Vote, our Board of Directors will publicly disclose its decision in a Form 8-K furnished to the Securities and Exchange Commission.

Class I Director Nominees

Name	Age	Principal Occupation	Director Since
Alison Davis	53	Managing Partner, Fifth Era	2012
Brian J. Driscoll	55	President and Chief Executive Officer of Diamond Foods, Inc.	2012
Nigel A. Rees	68	Vice President and Controller, McKesson Corporation	2012

Alison Davis is the Managing Partner of Fifth Era, which invests in and incubates early stage companies. She is the former Managing Partner of Belvedere Capital, a private equity firm and regulated bank holding company focused on investments in the financial services sector, where she worked from 2004 to December 2010. From 2000 to 2003, Ms. Davis was the Chief Financial Officer and a member of the Global Management Committee of Barclays Global Investors, an institutional asset manager with $1.5 trillion of assets under management. From 1984 to 2000, Ms. Davis worked as a strategy consultant and advisor to Fortune 500 CEOs, boards and executive teams with A.T. Kearney and McKinsey & Company. Ms. Davis has extensive experience serving on the boards of directors of public companies and currently serves on the boards of the Royal Bank of Scotland, Unisys and Fiserv, Inc. She also served on the board of City National Bank from June 2010 to July 2011 and the board of Xoom Corporation from March 2010 to November 2014. Ms. Davis received a B.A. degree and M.A. degree in Economics from Cambridge University and an M.B.A. from the Stanford Graduate School of Business. With her experience in global financial services and her roles as a senior executive and as a consultant, Ms. Davis brings valuable expertise in corporate strategy, governance and financial management to our Board and to the Audit and Compensation Committees.

Brian J. Driscoll has served as President and Chief Executive Officer of Diamond and as a member of our Board since May 2012. Prior to joining Diamond, Mr. Driscoll was Chief Executive Officer of Hostess Brands from June 2010 to March 2012, which filed for Chapter 11 bankruptcy protection in January 2012. From 2002 to June 2010, he held senior management positions at Kraft Foods, Inc., including as President, Sales, Customer Service and Logistics, Kraft North America from 2007 to June 2010. Mr. Driscoll joined Kraft Foods, Inc. as a result of Kraft’s acquisition of Nabisco Biscuits and Snacks, where he worked from 1995 to 2002, first as President of Sales and Integrated Logistics and later as the Senior Vice President, Biscuit Sales and Customer Service. Earlier in his career, Mr. Driscoll held sales and sales management positions of increasing responsibility at Nestlé USA and Procter & Gamble Company. Mr. Driscoll holds a B.S. degree from St. John’s University. Mr. Driscoll brings to the Board extensive experience is the food and consumer packaged goods industries as well as a background in general management, sales and logistics.

Nigel A. Rees joined McKesson Corporation, a healthcare services and technology company, in 2001 and he serves as its Vice President and Controller. Prior to joining McKesson Corporation, Mr. Rees was Senior Vice President of Finance from 1998 to 2001 for Adecco, SA, a global staffing and professional services company. From 1995 to 1998, he served as Director of Internal Audit for Tandem Computers, Inc., from 1993 to 1994, he served as the Chief Financial Officer for International Microcomputer Software, Inc., and from 1991 to 1993, he served as Vice President of Finance and Administration for Challenge Dairy Products, Inc. Mr. Rees is a C.P.A. and began his career in public accounting with Deloitte & Touche LLP. He holds an M.B.A. from the University of Washington and a B.A. from Whitman College. Mr. Rees brings to Diamond deep expertise in financial reporting, accounting and compliance.

Class II Directors (term to expire in 2016)

Name	Age	Principal Occupation	Director Since
Robert M. Lea	71	Founder and Owner, Law Offices of Robert Lea	2005
Matthew C. Wilson	39	Managing Director, Oaktree Capital Management, L.P.	2012
William L. Tos, Jr.	56	Co-owner, Tos Farms, Inc.	2012
Dr. Celeste A. Clark	61	Principal, Abraham Clark Consulting, LLC	2014

Robert M. Lea served as a member of the board of directors of our predecessor company, Diamond Walnut Growers, from 1993 to 2005. Mr. Lea has practiced law as a solo practitioner with the Law Offices of Robert Lea, since 2004. From 1984 to 2003, Mr. Lea was a partner of the law firm Lea & Arruti. Mr. Lea holds a B.A. from the University of California, Davis and a J.D. from the University of California, Berkeley, School of Law (Boalt Hall). Mr. Lea brings to Diamond extensive legal experience handling complex civil cases, business experience generally, a long-term perspective on Diamond as a result of his service on the board of directors of Diamond Walnut Growers, and his insights on the walnut industry, tree-nut commodity markets and general economic conditions affecting Diamond.

Matthew C. Wilson has been a Managing Director with Oaktree Capital Management, L.P., an investment management firm, since November 2007 and leads the firm’s principal investments in the consumer products, food and beverage and retail sectors. Mr. Wilson worked at H.I.G. Capital, LLC from 2003 to 2007, where Mr. Wilson was a founding member of Bayside Capital, Inc., a fund focused on special situations and credit oriented investments. From 1999 to 2001 he worked at J.H. Whitney & Co in their middle market buyout group. Mr. Wilson began his career in the Investment Banking division of Merrill Lynch & Co., where he worked from 1997 to 1999. He currently serves as Chairman of Agro Merchants Group, LLC and on the boards of Billabong International Ltd., The Bridge Direct, Inc., Glam Squad, Inc., and AdvancePierre Foods, for which he chairs the Compensation Committee and serves on the Audit Committee. He is also the Chairman of the Board of Trustees of The Children’s Bureau of Los Angeles. Mr. Wilson earned a B.A. degrees in Economics and History from the University of Virginia and an M.B.A. from the Harvard Business School. Mr. Wilson is the Board designee for Oaktree Capital Management, which has the right to designate one member to the Board in connection with its investment in Diamond. Mr. Wilson brings to Diamond transactional and finance expertise as well as investment experience in consumer packaged goods companies.

William L. Tos, Jr., is a third-generation Northern California family farmer, co-owner of Tos Farms, Inc. and Tos Land Co. Inc., and a partner with the Tos Farming Company, a farm management company. Tos Farms harvests peaches, plums, nectarines, cherries, table grapes, corn, alfalfa, walnuts and almonds. Mr. Tos presently serves as a member and Chairman of the California Walnut Commission and as an alternate member of the Walnut Marketing Board. From 1991 to 2005 he served as a director of Diamond Walnut Growers, Inc., the co-operative predecessor to Diamond. Mr. Tos received a B.S. degree from California Polytechnic State University. Mr. Tos brings to Diamond deep experience in agribusiness and the walnut industry, and he has a long-term perspective on Diamond as a result of his service on the board of directors of Diamond Walnut Growers.

Dr. Celeste A. Clark is the principal of Abraham Clark Consulting, LLC and consults on nutrition/health policy, brand reputation, crisis communications, and leadership development. She is also an adjunct professor at Michigan State University in the Department of Food Science and Human Nutrition. Dr. Clark was in senior management positions at Kellogg Company, including Senior Vice President of Global Public Policy and External Affairs from 2010 to 2011, Chief Sustainability Officer from 2008 to 2011, and Senior Vice President, Global Nutrition and Corporate Affairs and President, Kellogg Corporate Citizenship Fund from 2003 forward. Dr. Clark serves on the board of Mead Johnson Nutrition Company and is a trustee of the W.K. Kellogg Foundation. She also serves on several local and state boards including the Auto Club of Michigan. Dr. Clark received a B.S. in Food and Nutrition from Southern University, a M.S. in Nutrition from Iowa State University and completed her Ph.D. in Food Science at Michigan State University. Dr. Clark brings to the Board extensive experience in the food and consumer packaged goods industries as well as an extensive background in food science, regulatory affairs, nutrition, and health policy. She also has experience in board governance, risk management and compliance.

Class III Directors (term to expire in 2017)

Name	Age	Principal Occupation	Director Since
Edward A. Blechschmidt	62	Retired; former Chief Executive Officer Novelis Corp. and current member of two public company boards	2008
R. Dean Hollis	54	Retired; former President and Chief Operating Officer, ConAgra Foods, Inc. Consumer Foods and International Division	2012
Robert J. Zollars	57	Chairman of Vocera Communications, Inc.	2005

Edward A. Blechschmidt is a retired corporate executive. He was Chief Executive Officer of Novelis Corp. from 2006 until its sale to the Birla Group in 2007. Mr. Blechschmidt was Chairman, Chief Executive Officer and President of Gentiva Health Services, Inc., a leading provider of specialty pharmaceutical and home health care services, from 2000 to 2002. From 1999 to 2000, Mr. Blechschmidt served as Chief Executive Officer and a director of Olsten Corporation, the conglomerate from which Gentiva Health Services was split off and taken public. He served as President of Olsten from 1998 to 1999. Mr. Blechschmidt also served as President and Chief Executive Officer of Siemens Nixdorf America and Siemens Pyramid Technologies from 1996 to 1998. Prior to Siemens, he spent more than 20 years with Unisys Corporation, including serving as its Chief Financial Officer. Mr. Blechschmidt serves as a member of the board of directors of Lionbridge Technologies, Inc. and VWR Corporation. In addition, he served on the board of directors of Healthsouth Corp. from 2004 to 2012 and Colombia Labs from 2004 to 2014. He has a B.S. in Business Administration from Arizona State University and is a National Association of Corporate Directors (NACD) Board Leadership Fellow. Mr. Blechschmidt brings to the Board his extensive background in executive management, mergers and acquisitions, and his financial and accounting expertise.

R. Dean Hollis is a retired corporate executive. He was President and Chief Operating Officer of the Consumer Foods and International Division of ConAgra Foods, Inc. and served in that role from 2005 to July 2008. Mr. Hollis had management responsibility for ConAgra’s consumer and customer branded businesses consisting of over 40 global brands in 110 countries. During Mr. Hollis’ 21 years with ConAgra, he had a broad array of responsibilities, including Executive Vice President, Retail Products; President, Frozen Foods; President, Grocery Foods; President, Specialty Foods; and President, Gilardi Foods. Currently, Mr. Hollis is a Senior Advisor for Oaktree Capital Management, L.P. He also serves on the board of directors for AdvancePierre Foods, an Oaktree portfolio company, for which he is Chairman of the board of directors, Landec Corporation, for which he chairs the Compensation Committee and Boulder Brands, Inc., for which he serves as the lead independent director and as a member of the Audit Committee. Mr. Hollis is a graduate of Stetson University where he currently serves on the board of trustees. With over 20 years of experience in the food industry, Mr. Hollis provides the Board with significant expertise in marketing and sales of packaged foods, overall strategy development for food products and in-depth general management expertise for investing in food companies.

Robert J. Zollars has served as Chairman of Vocera Communications, Inc., a provider of instant wireless communications solutions, since July 2014 and as an Operating Partner of Frazier Healthcare, a provider of growth equity and venture capital to emerging health care companies, since October 2014. From June 2013 to June 2014 he served as Executive Chairman of Vocera. From 2007 until June 2013, he served as Chairman and Chief Executive Officer of Vocera Communications. From 2006 to 2007, Mr. Zollars was President and Chief Executive Officer of Wound Care Solutions, LLC, a holding company that operates chronic wound care centers in partnership with hospitals in the U.S. From 1999 to 2006, Mr. Zollars was Chairman of the Board of Directors and Chief Executive Officer of Neoforma, Inc., a provider of supply chain management solutions for the healthcare industry. From 1997 to 1999, Mr. Zollars served as Executive Vice President and Group President of Cardinal Health, Inc., a healthcare products and services company. Earlier in his career, while employed at Baxter International, a healthcare products and services company, Mr. Zollars served as President of a dietary products joint venture between Baxter International and Kraft General Foods. Mr. Zollars serves as a member of the board of directors of Five9, Inc. and VWR Corporation. Mr. Zollars holds a B.S. from Arizona State University and an M.B.A. from John F. Kennedy University. Mr. Zollars brings to the Board his experience in serving as the chief executive of public companies and running businesses from $100 million to over $5 billion in revenue, and his expertise in general management, corporate strategy, and mergers and acquisitions.

Board of Directors Meetings and Committees

Each member of the Board is expected to attend all regularly scheduled meetings of the Board and of any committees on which the director serves, and our annual meeting of stockholders. Each director is expected to attend all special Board and committee meetings to the extent possible. During fiscal 2014, our Board met 11 times. No director attended fewer than 75% of the aggregate of the number of Board and committee meetings on which the director served during fiscal 2014. All members of the Board attended our January 2014 annual meeting of stockholders, with the exception of Dr. Clark who joined the Board in July 2014.

The Board has three standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. The membership and authority of each committee is described below, and the committee charters are available on our website at www.diamondfoods.com or upon written request to Diamond Foods, Inc., 600 Montgomery Street, 13th Floor, San Francisco, CA 94111, attention: Investor Relations. Each of these Board committees has the authority and right, at the expense of the Company, to retain legal and other consultants, experts and advisers of its choice to assist the committee in connection with its functions.

Director	Independent Director	Audit	Compensation	Nominating & Governance
Edward A. Blechschmidt	X		X	X
Alison Davis	X	X	X
Brian J. Driscoll
R. Dean Hollis	X	X		X
Robert M. Lea
Nigel A. Rees	X	X
William L. Tos, Jr.
Matthew C. Wilson	X
Robert J. Zollars	X		X	X
Dr. Celeste A. Clark	X			X

Audit Committee

The principal functions of the Audit Committee are:

•	overseeing the integrity of our accounting and financial reporting processes and the audits of our financial statements;

•

monitoring the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our independent auditors and Diamond financial and senior management;

•	reviewing and evaluating the independence and performance of our independent auditors;

•	evaluating and monitoring areas of major financial risk exposure; and

•	facilitating communication among our independent auditors, our financial and senior management and the Board.

The Audit Committee, which met eight times during fiscal 2014, is currently comprised of Ms. Davis, Mr. Hollis and Mr. Rees, with Mr. Rees serving as Chair of the committee. The Board has determined that each of our Audit Committee members qualifies as an “audit committee financial expert” as defined by SEC rules. All of the members of the Audit Committee are independent directors under applicable NASDAQ rules.

Compensation Committee

The principal functions of the Compensation Committee are:

•	reviewing and making recommendations to the full Board as to compensation for our CEO and Board members;

•	reviewing and determining the compensation of our non-CEO executive officers;

•

commissioning compensation studies from an independent compensation consultant to provide the committee with benchmarks regarding base salary, bonus, and long-term equity incentives for executive officers;

•	overseeing our equity compensation and employee benefits plans;

•	reviewing and establishing general policies relating to compensation and benefits; and

•	overseeing risks related to our compensation programs.

The Compensation Committee, which met six times during fiscal 2014, is currently comprised of Ms. Davis, Mr. Zollars and Mr. Blechschmidt, with Ms. Davis serving as Chair of the committee. All of the members of the Compensation Committee are independent directors under applicable NASDAQ rules.

Risk Assessment. The Compensation Committee considers whether our compensation programs encourage unnecessary or excessive risk taking. Based on the committee’s most recent review in June 2014, we believe that our compensation programs do not encourage unnecessary or excessive risk taking. In particular, the executive compensation program is intended to reflect a balanced approach to compensation and uses both quantitative and qualitative assessments of performance to avoid undue emphasis on any single performance measure or time period of performance.

•

Base salaries are fixed and, for executive officers, reviewed each year by the Compensation Committee. Since our compensation programs balance fixed and variable pay and because base salaries for executives do not vary unless the Compensation Committee approves an adjustment in its discretion, we do not believe that salaries encourage unnecessary or excessive risk taking.

•

Our annual cash incentive plan focuses on achievement of key financial measures to fund the plan each year, and then awards individual bonus based on the financial measures and accomplishment of individual objectives. Management and the Compensation Committee believe this approach to bonus compensation appropriately balances risk and the desire to focus employees on specific annual goals that we believe are important to our success. Since our annual cash incentive plan represents only a portion of employees’ total compensation opportunities, the measures and objectives are designed to be consistent with our overall business plan and strategy, as approved by the Board, award opportunities are capped and the Compensation Committee retains ultimate discretion to evaluate performance and determine payouts, we believe that the annual cash incentive program does not encourage unnecessary or excessive risk taking.

•

The majority of our equity grants to employees are in restricted stock units,, which we believe provide long-term incentives and align our employees’ (and particularly our executives’) interests with those of stockholders. Since grants are subject to long-term vesting schedules, we believe the grants help ensure that executives have significant value tied to long-term stock price performance. Historically, including during fiscal 2014, our practice has been to grant executives a mixture of stock options, which only have value if the stock price increases after the option is granted, and restricted stock, which provides increased value as our stock price rises. In fiscal 2015, for our executives, we shifted to a mixture of restricted stock units and performance share units, which vest or are forfeited based on Relative Total Shareholder Return performance. We believe equity awards also serve as a retention tool in keeping executive-level talent as a result of the vesting schedule. Each year, the Compensation Committee has discretion to determine whether to use equity awards, and whether to use a mix of different forms of equity grants or a single type of equity award. We also maintain stock ownership guidelines and a clawback policy to help mitigate the potential for risky behavior.

Independent Compensation Consultant. The Compensation Committee retained Exequity to advise the committee on marketplace trends in executive compensation, management proposals for compensation programs, and executive officer and director compensation decisions. Exequity also evaluates equity and bonus compensation programs generally. Exequity is directly accountable to the Compensation Committee. To maintain the independence of the firm’s advice, Exequity does not provide any services for Diamond other than those described above. In addition, the Compensation Committee conducted a conflict of interest assessment by using the factors applicable to compensation consultants under SEC rules, and no conflict of interest was identified.

From time to time, Fenwick and West LLP, which currently advises the Company regarding various corporate and other matters, may advise the Compensation Committee. In connection with the engagement of Fenwick and West LLP, the Compensation Committee considered their independence and potential conflicts of interest.

Nominating and Governance Committee

The principal functions of the Nominating and Governance Committee are:

•	make recommendations regarding the structure and composition of the Board and committees of the Board;

•	determine on an on-going basis the desired qualifications and expertise of the Board;

•	identify, evaluate and nominate candidates for appointment or election as members of the Board; and

•	develop, recommend and oversee a code of conduct and ethics, insider trading policy and other governance policies applicable to Diamond.

The Nominating and Governance Committee, which met two times during fiscal 2014, is currently comprised of Mr. Hollis, Dr. Clark, Mr. Blechschmidt and Mr. Zollars, with Mr. Blechschmidt serving as Chair of the committee. Dr. Clark joined the Nominating and Governance Committee in July 2014, in conjunction with her appointment to the Board. All of the members of the Nominating and Governance Committee are independent directors under applicable NASDAQ rules.

Stock Ownership of Principal Stockholders and Management

The following table presents information regarding the beneficial ownership of our common stock as of November 21, 2014, by each of our directors, each of our named executive officers (as set forth in “Compensation Discussion and Analysis” below), all of our current directors and executive officers as a group and each stockholder known to us owning more than 5% of our common stock. The percentage of beneficial ownership for the table is based on 31,416,024 shares of our common stock outstanding as of November 21, 2014. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares.

The number of shares beneficially owned by each stockholder is determined under the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes those shares over which the stockholder has or shares voting or investment control and includes those shares that the stockholder has the right to acquire within 60 days after November 21, 2014 through the exercise of any stock option. The “Percentage of Common Stock” column treats as outstanding all shares underlying such options held by the named stockholder, but not shares underlying options held by other stockholders.

Stock Ownership Guidelines. Under our guidelines, our Board members and executive officers are required to hold shares as follows:

•	Board members: shares worth $250,000

•	Chief Executive Officer: shares worth 500% of base salary

•	Executive Vice Presidents: shares worth 300% of base salary

Shares that count toward satisfaction of these stock ownership guidelines include:

•	shares beneficially owned by the executive or director, or by any of his or her immediate family members residing in the same household, regardless of how such shares were acquired;

•	shares beneficially owned through any business entity controlled by such individual; shares held in trust for the benefit of the executive or director or his or her family; and

•	vested and unvested shares of restricted stock or restricted stock units and vested performance share units granted under our equity incentive plans.

Board members and executive officers are expected to meet these ownership guidelines within the later of (i) five years after being appointed or elected a member of the Board or appointed to an executive position, as applicable, or (ii) five years from the adoption of the guidelines. The foregoing description of our stock ownership guidelines reflect changes adopted in October and November 2014 to increase the guidelines for executive officers, change the guidelines for directors to a dollar value, and exclude all options from shares that count toward satisfaction of our guidelines. All of our executive officers hold shares as required under our guidelines, except Ms. Jones who joined Diamond in October 2014.

In addition, pursuant to our insider trading compliance policy, our CEO and CFO are required to pre-clear all trading activity in Diamond securities with our Board Chair or Compensation Committee Chair. Furthermore, our executive officers and Board members may not purchase Diamond securities on margin, borrow against any account in which Diamond securities are held, or pledge Diamond securities as collateral for a loan without the express written consent of Diamond’s insider trading compliance officer, which may be provided in the compliance officer’s discretion.

Name of Beneficial Owner	Number of Shares of Common Stock	% of Common Stock
Current Directors and Named Executive Officers:
Brian J. Driscoll(1)	424,229	1.3%
Raymond P. Silcock(2)	76,921	*
David J. Colo(3)	91,932	*
Lloyd J. Johnson(4)	213,080	*
Linda B. Segre(5)	93,915	*
Stephen Kim(6)	65,354	*
Edward A. Blechschmidt(7)	66,241	*
Alison Davis(8)	21,659	*
R. Dean Hollis(8)	25,417	*
Robert M. Lea(9)	126,322	*
Nigel A. Rees(8)	24,977	*
William L. Tos, Jr.(10)	173,670	*
Matthew C. Wilson(11)	—	*
Robert J. Zollars(9)(12)	99,394	*
Dr. Celeste A. Clark	4,325	*
All current directors and executive officers as a group (15 persons)(13)	1,482,019	4.6%

Other 5% Stockholders:
Blackrock, Inc.(14)	2,029,117	6.5%
Entities affiliated with Oaktree Capital Group Holdings GP, LLP(15)	4,420,859	14.1%

*	Less than one percent.
(1)	Includes 229,587 shares that may be acquired upon exercises of stock options.
(2)	Includes 32,866 shares that maybe acquired upon exercises of stock options.
(3)	Includes 44,954 shares that may be acquired upon exercise of stock options.
(4)	Includes 117,130 shares that may be acquired upon exercise of stock options.
(5)	Includes 51,782 shares that may be acquired upon exercise of stock options.
(6)	Mr. Kim left the Company in October 2014.
(7)	Includes 60,000 shares that may be acquired upon exercise of stock options.
(8)	Includes 20,000 shares that may be acquired upon exercise of stock options.
(9)	Includes 90,000 shares that may be acquired upon exercise of stock options.
(10)	Includes 143,529 shares in the name of Tos Farms, Inc., in which Mr. Tos is a co-owner. Also includes 20,000 shares that may be acquired upon exercise of stock options.
(11)	Mr. Wilson is a Managing Director of Oaktree Capital Management, L.P., an affiliate of Oaktree Capital Group Holdings GP, LLC. Mr. Wilson does not have or share voting or investment control over the shares owned by Oaktree Capital Management GP, LLC, and disclaims beneficial ownership of any such shares. See footnote 15.
(12)	Shares indicated above are beneficially owned by Mr. Zollars’ family limited partnership.
(13)	Includes (i) 143,529 shares of common stock and (ii) an aggregate of 796,319 shares that may be acquired upon exercise of stock options, in each case beneficially owned by the directors and executive officers as reflected in footnotes 1 through 5 and footnotes 7 through 12.
(14)

Consists of shares held by various subsidiaries of Blackrock, Inc. Blackrock, Inc. has sole dispositive power over 2,029,117 of the shares and sole voting power over 1,940,876 shares. Based on Schedule 13G filed on January 28, 2014 by Blackrock, Inc. The address for Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022.

(15)

Consists of shares of common stock held directly by OCM PF/FF Adamantine Holdings, LTD. Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., and Oaktree FF Investment Fund, L.P.—Class A, the shareholders of OCM PF/FF Adamantine Holdings, LTD, Oaktree Capital Management, L.P, the director of OCM PF/FF Adamantine Holdings, Ltd., Oaktree FF Investment Fund GP Ltd. and Oaktree Principal Fund V GP Ltd. and the investment manager of Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P. and Oaktree FF Investment Fund, L.P.—Class A, Oaktree Holdings, Inc.,

the general partner of Oaktree Capital Management, L.P., Oaktree Principal Fund V GP, L.P., the general partner of Oaktree Principal Fund V, L.P. and Oaktree Principal Fund V (Parallel), L.P., Oaktree Principal Fund V GP, Ltd, the general partner of Oaktree Principal Fund V GP, L.P., Oaktree FF Investment Fund GP, L.P., the general partner of Oaktree FF Investment Fund, L.P.—Class A, Oaktree FF Investment Fund GP, Ltd., the general partner of Oaktree FF Investment Fund GP, L.P., Oaktree Fund GP I, L.P., the sole shareholder of Oaktree Principal Fund V GP, Ltd and Oaktree FF Investment Fund GP, Ltd., Oaktree Capital I, L.P., the general partner of Oaktree Fund GP I, L.P., OCM Holdings I, LLC, the general partner of Oaktree Capital I, L.P., Oaktree Holdings, LLC, the managing member of OCM Holdings I, LLC, Oaktree Capital Group, LLC, the managing member of Oaktree Holdings, LLC and the soles shareholder of Oaktree Holdings, Inc., Oaktree Capital Group Holdings GP, LLC, the manager of Oaktree Capital Group, LLC (collectively, the “Oaktree Entities”), may be deemed to share beneficial ownership of the shares held directly by OCM PF/FF Adamantine Holdings, LTD. Based on Schedule 13D filed on February 20, 2014 by Oaktree Capital Group Holdings GP, LLC (“Oaktree Group”), 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. Mr. Wilson, who is a Managing Director of Oaktree Capital Management L.P., an affiliate of Oaktree Group, does not have or share voting or investment control over the shares owned by Oaktree Capital Management GP, LLC, and disclaims beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors and officers, and persons who own shares representing more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The SEC regulations also require these persons to furnish us with a copy of all Section 16(a) forms they file. Based solely on our review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2014.

Diamond Executive Officers

The following individuals are our executive officers:

Name	Age	Position
Brian J. Driscoll	55	President, Chief Executive Officer and Director
Raymond P. Silcock	64	EVP, Chief Financial Officer
Lloyd J. Johnson	52	EVP, Chief Sales Officer
David J. Colo	52	EVP, Chief Operating Officer
Linda B. Segre	54	EVP, Chief Strategy and People Officer
Isobel A. Jones	47	EVP, General Counsel and Secretary

Brian J. Driscoll has served as President and Chief Executive Officer of Diamond and as a member of our Board since May 2012. Prior to joining Diamond, Mr. Driscoll was Chief Executive Officer of Hostess Brands from June 2010 to March 2012, which filed for Chapter 11 bankruptcy protection in January 2012. From 2002 to June 2010, he held senior management positions at Kraft Foods, Inc., including as President, Sales, Customer Service and Logistics, Kraft North America from 2007 to June 2010. Mr. Driscoll joined Kraft Foods, Inc. as a result of Kraft’s acquisition of Nabisco Biscuits and Snacks, where he worked from 1995 to 2002, first as President of Sales and Integrated Logistics and later as the Senior Vice President, Biscuit Sales and Customer Service. Earlier in his career, Mr. Driscoll held sales and sales management positions of increasing responsibility at Nestlé USA and Procter & Gamble Company. Mr. Driscoll holds a B.S. degree from St. John’s University.

Raymond P. Silcock has served as our Executive Vice President and Chief Financial Officer since June 2013. Prior to joining Diamond, Mr. Silcock was Senior Vice President & Chief Financial Officer of the Great Atlantic & Pacific Tea Company (A&P) from its emergence from bankruptcy in March 2012 until February 2013 and previously was the Head of Finance from December 2011 to March 2012. He was an independent management consultant with clients including A&P and Palm Ventures LLC from December 2009 to December 2011 and from September 2009 to December 2009 was Executive Vice President & Chief Financial Officer of KB Home. Prior to that Mr. Silcock served as Senior Vice President & Chief Financial Officer of UST Inc. from July 2007 to April 2009 when it was acquired by Altria. Before joining UST he was Executive Vice President and Chief Financial Officer of Swift and Company from 2006 to 2007 when the company was sold. Prior to that he was Executive Vice President & Chief Financial Officer of Cott Corporation from 1998 until 2005, where he oversaw the restructuring and turnaround of that business. Earlier in his career, Mr. Silcock held a variety of progressively more responsible roles at Campbell Soup Company where he worked from 1979-1997. Mr. Silcock is a member of the Board of Directors of Pinnacle Foods Inc and is an Advisory Partner for Alliance Consumer Growth, a private equity company. He holds an M.B.A. from the Wharton School of the University of Pennsylvania and is a Fellow of the Chartered Institute of Cost & Management Accountants (UK).

Lloyd J. Johnson has served as our Executive Vice President and Chief Sales Officer since September 2008. From 2005 until August 2008, Mr. Johnson was a Senior Vice President for Expedia Inc., an online travel service company, during which time he managed various divisions within the Partner Services Group. Prior to joining Expedia, Mr. Johnson was employed at Kraft Foods, Inc., a food company, where he was Vice President, Sales and Customer Development, Kraft Canada from January 2005 to June 2005, and Customer Vice President, Kroger, from 2001 to 2004. Earlier in his career, Mr. Johnson held a variety of sales and sales management positions of increasing responsibility at Nabisco Biscuit Company and Ernest & Julio Gallo Winery. Mr. Johnson holds a B.A. from Eastern Washington University.

David J. Colo has served as Executive Vice President, Chief Operating Officer of Diamond since June 2013. From December 2012 until June 2013, Mr. Colo was our Executive Vice President, Global Operations and Supply Chain. From August 2009 to December 2012, Mr. Colo served as an independent industry consultant working on organizational optimization and strategic planning. From April 2005 through July 2009, Mr. Colo held leadership positions in ConAgra Foods, Inc.’s Consumer Products division, including as the Senior Vice President Operations (January 2007 to July 2009), Senior Vice President Enterprise Manufacturing (May 2006 to

December 2006) and Senior Vice President Sales and Operations Planning (April 2005 to April 2006). From January 2003 to March 2005, Mr. Colo worked in ConAgra Foods’s Commercial Production division, with his last position in such division as President, ConAgra Food Ingredients. Earlier in his career, Mr. Colo held positions of increasing responsibility at Nestle-Purina, where he worked from 1986 to 2002. Mr. Colo holds a B.S. from Southern Illinois University.

Linda B. Segre has served as Executive Vice President and Chief Strategy and People Officer since March 2014. From October 2012 to March 2014, Ms. Segre served as Senior Vice President, Corporate Strategy and Human Resources. From August 2009 to October 2012, Ms. Segre served as Senior Vice President, Corporate Strategy. From 2006 until April 2009, Ms. Segre was a Managing Director at Google.org, the corporate philanthropy organization of Google Inc., where she oversaw the climate change and global development initiatives and managed all operational aspects of the organization. From 1995 until 2006, Ms. Segre was Vice President, Officer and Director at The Boston Consulting Group, a global management consulting firm, and served as the Managing Director of the San Francisco office from 2001 until 2005. She first joined The Boston Consulting Group in 1987 and worked in a number of roles with increasing responsibilities until she became a Vice President in 1995. During her tenure at Boston Consulting Group, she focused on serving clients in the consumer goods and financial services sectors. From 1981 until 1985, Ms. Segre was a touring golf professional in the United States, Europe and Asia. Ms. Segre holds a B.A. from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Isobel A. Jones has served as our Executive Vice President, General Counsel and Secretary since October 2014. From April 2013 to May 2014, Ms. Jones served as General Counsel and Secretary of Annie’s, Inc., a natural and organic food company, where she was the first general counsel of the newly public company. She was responsible for all legal matters, including SEC reporting and compliance, corporate governance, litigation management, contracts, intellectual property, employment matters and M&A. From January 2012 to March 2013, Ms. Jones was Vice President, General Counsel and Secretary of Peet’s Coffee and Tea, Inc. where she handled the acquisition of Peet’s by private investors. Prior to this role, from 2003 to January 2012, Ms. Jones was Associate General Counsel at Del Monte Foods, where she was responsible for SEC reporting and compliance and other general corporate matters. Ms. Jones also spent ten years at Cooley Godward LLP. Ms. Jones holds a J.D. from Harvard Law School and an A.B. from Harvard University.

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis (“CD&A”), we explain and analyze the material elements of the fiscal 2014 compensation arrangements for the individuals who served as our named executive officers during the year. The purpose of this discussion is to provide the context for the presentation of the specific compensation paid to our named executive officers, as shown in the tables and narrative disclosure that follow. During fiscal 2014, our named executive officers were:

•	Brian J. Driscoll, President and Chief Executive Officer

•	Raymond P. Silcock, EVP and Chief Financial Officer

•	Lloyd J. Johnson, EVP and Chief Sales Officer

•	David J. Colo, EVP and Chief Operating Officer

•	Linda B. Segre, EVP, Chief Strategy and People Officer

•	Stephen E. Kim, EVP, General Counsel and Chief Legal and Compliance Officer(1)

(1)	Mr. Kim left the Company in October 2014.

In this CD&A, we refer to non-GAAP financial measures that were used as performance metrics for our executive compensation. Please refer to Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

This CD&A is organized into eight sections:

•	Executive Summary

•	Our Compensation Philosophy

•	Summary of Fiscal 2014 Compensation Matters

•	Compensation Decision Process

•	Components of Executive Compensation

•	Compensation Decisions for Fiscal 2014

•	Tax and Accounting Considerations

•	Compensation Recovery (“Clawback”) Policy

Executive Summary

During 2014, Diamond made significant progress on its strategic initiatives, resulting in expansion in market share and gross margin in the Snack segment, stabilized walnut supply and a refinanced balance sheet providing financial flexibility for Diamond to further our growth strategy. However, we did not meet our original financial plan. Our results reflected significant increases in tree nut commodity costs, which resulted in lower gross margin in the Nuts segment and adversely impacted overall company performance. Diamond’s Annual Incentive Plan compensation for fiscal 2014 reflected our financial performance as measured by gross profit, which increased 1.3 percent, and adjusted EBITDA, which increased 3.3 percent, both of which were below the target level set by the Board of Directors entering the fiscal year.

Diamond made several changes to its executive compensation programs for the fiscal year, as follows:

•	Implemented a Compensation Recovery Policy (“Clawback Policy”) for the recoupment of incentive-based cash compensation paid to executive officers.

•

Realigned the Annual Incentive Plan (“AIP”) from 60 percent company and 40 percent individual performance to 80 percent company and 20 percent individual performance. No payments made under the AIP unless the threshold level of at least one of the financial performance metrics is achieved.

•	Based our compensation philosophy regarding equity awards to target 50th percentile, rather than 75th percentile, of benchmark data.

Additionally, for fiscal 2015 compensation to be discussed in next year’s proxy statement, we:

•	Revised our peer group to eliminate the two largest market cap companies and add three smaller companies to the group.

•

Introduced a performance share unit (“PSU”) program to replace option grants for executive officers and senior vice presidents beginning in fiscal 2015. In general, for senior management, PSUs (at target) represented 60% of the shares subject to fiscal 2015 annual equity awards, with restricted stock units comprising the remaining 40%. Final PSUs earned are dependent on Relative Total Shareholder Return (RTSR) performance measured over a three-year performance period. For this initial year of the program, to bridge the change from options which had annual vesting installments, a portion of the PSUs may vest at the end of two years based on RTSR during such period.

Our Compensation Philosophy

The objective of our executive compensation program is to attract, retain and motivate executives of exceptional ability who have the capability to provide strong leadership for Diamond and increase stockholder value. To that end, our executive compensation is designed to be competitive within our industry, taking into account performance and scope of responsibility, and to have a significant portion of each named executive officer’s total compensation “at-risk” through both near-term and long-term incentive compensation arrangements. We design these incentives to reward increases in stockholder value, accomplishment of corporate strategic objectives and accomplishment of individual goals.

Our philosophy is to analyze base salaries and equity grants in the context of the median of the peer group benchmarks, with consideration given to each individual’s historical compensation, skill set, performance, tenure, internal pay relationship to other executives and importance to the organization. This philosophy is intended to reflect the Committee’s view that all elements of compensation should be structurally in line with the relevant industry standards, with flexibility to recognize strong company and individual performance. With respect to cash incentives, our philosophy is to set target bonus amounts as a percentage of base salary in the context of the median of the peer group benchmarks, and to provide our executives significant upside opportunity for strong performance as incentive to achieve our strategic initiatives in support of our growth targets. Market pay information for the peer group is one of the many factors considered in determining individual executive officer compensation levels in addition to tenure, performance, organizational impact and internal equity with other executives.

Summary of Fiscal 2014 Compensation Matters

Fiscal 2014 marked the second year of a multi-year turnaround for Diamond. We continued to focus on driving profitable growth through innovation and executing against cost saving initiatives, and successfully refinanced our debt structure to reduce our interest costs, improve free cash flow and provide greater flexibility for Diamond. However, gross profit and adjusted EBITDA were below the targets established by our Board. This performance was reflected in executive compensation in line with our compensation policies.

•

Base salaries: For fiscal 2014, our CEO, COO, CFO and Chief Sales Officer received no increase to their base salaries given their levels as compared to our peer group and survey data, and with respect to our CFO, given that he joined Diamond in the fourth quarter of fiscal 2013. Our EVP, General Counsel and Chief Legal and Compliance Officer and our EVP, Chief Strategy and People Officer both received an increase to their salaries in September 2013 after review of market comparables for their positions, in addition to being promoted to these positions in April 2014 and awarded an increase in base salary in connection with their promotions from SVP, General Counsel and SVP, Corporate Strategy and HR respectively.

•

Annual Cash Incentives: In fiscal 2014, Diamond did not meet its target adjusted EBITDA and gross profit metrics for bonus purposes, but did exceed the minimum performance threshold of 90% of target for each metric. As a result, the bonus pool available for payment was funded at 67.5% of target, which resulted in lower bonus payments to the named executive officers as compared to fiscal 2013. In association with their promotions to EVP in April 2014, our EVP, General Counsel and Chief Legal and Compliance Officer and our EVP, Chief Strategy and People Officer both received an increase in bonus target to 70 percent of their respective base salaries, in line with the target for EVP level.

•

CEO Equity Grant: Mr. Driscoll received a $1.8 million annual equity grant for fiscal 2014 in October 2013 in line with the 50th percentile of Diamond’s peer group survey data and general industry survey data for companies with revenue of less than or equal to $2.0 billion.

•

Equity Grants to Other Officers: Annual grants made to the other executive officers employed at Diamond in October 2013 were well below grants received in fiscal 2013, due to Diamond’s adjustment in compensation philosophy to align equity for fiscal 2014 generally with the 50th percentile of Diamond’s peer group survey data and general industry survey data for companies with revenue of less than or equal to $2.0 billion. Other factors were used to determine size of awards, including evaluating the executives’ past contributions to Diamond, the importance of their positions and the effort required to execute on the company’s strategic priorities.

Compensation Decision Processes

Role of the Compensation Committee. The Compensation Committee (which we refer to in this section as the “Committee”) of our Board makes all decisions about compensation of our named executive officers other than our Chief Executive Officer. For decisions affecting the compensation of the Chief Executive Officer, the Board makes the ultimate compensation decision, taking into account the Committee’s recommendations.

Role of Independent Consultant. We believe that utilizing an independent compensation consultant is important in developing executive compensation programs that are reasonable and consistent with our objectives. The Committee continued to retain Exequity to serve as a third-party compensation consultant to assist in evaluating executive compensation programs and amounts of executive and director compensation. Exequity advised the Committee on the following during fiscal 2014:

•	peer group assessment methodology;

•	trends and regulatory developments for executive compensation;

•	the size and structure of the components of our executive compensation program relative to our peer group;

•	design of long term incentives and the cost and potential dilution to our stockholders of equity incentives relative to our peer group;

•	the risks attendant in our compensation program and ways to mitigate such risk;

•	disclosures about our executive compensation; and

•	director compensation.

In the course of fulfilling these responsibilities, a representative of Exequity attended Committee meetings and met with management from time to time to gather relevant information. The Committee’s executive compensation decisions, including the specific amounts paid to our executive officers, are made through the exercise of its own judgment and may reflect factors and considerations other than the information and recommendations provided by Exequity, including role and organizational impact, internal pay relationships and experience, tenure and sustained performance over time. Exequity has not provided any other services to us and has received no compensation other than with respect to the services described above.

Benchmark Data. At the beginning of fiscal 2014, Exequity recommended to the Compensation Committee to increase the size of the peer group of companies to be used as benchmarks for compensation of the named executive officers. To increase the peer group from twelve to fourteen companies, Exequity recommended adding Seneca Foods and National Beverage. These changes from U.S. public companies in the food manufacturing and consumer products industries with revenues of approximately $550 million to $3.0 billion, resulted in a peer group of fourteen companies with median annual revenue of $1.4 billion. For fiscal 2014, our total revenue was $865 million. While Diamond’s total revenue fell below the median of the peer group, there are a limited number of branded, public food and beverage companies similar enough to Diamond’s profile to serve as meaningful comparables, and as a result, we believe the peer group recommended by Exequity provided a sufficient basis in analyzing compensation for our named executive officers.

Our fiscal 2014 peer group and trailing twelve-months revenue, as such information was provided by Exequity, was as follows:

Peer Company	Trailing 12-months revenue ($MM)
B&G Foods, Inc.	$634
Boston Beer Co., Inc.	$580
Church & Dwight, Inc.	$2,922
Coca-Cola Bottling Company.	$1,601
Flowers Foods, Inc.	$3,046
Hain Celestial Group, Inc.	$1,537
J&J Snack Foods Corp.	$850
Lancaster Colony Corp.	$1,162
Monster Beverage Corp.	$1,999
National Beverage.	$651
Seneca Foods Corp.	$1,273
Snyders-Lance Inc.	$1,619
Tootsie Roll Industries, Inc.	$549
Treehouse Foods Inc.	$2,182

In addition to the peer group information, Exequity analyzed information from the AON Hewitt Executive Compensation Survey using companies with revenue of less than or equal to $2.0 billion. To evaluate compensation levels for the CEO and CFO, those positions were matched to the comparable position in the peer group, with additional analytical support from the AON Hewitt Executive Compensation Survey data. In evaluating compensation levels for the other named executive officers, we primarily used the Executive Compensation Survey data given the limited number of proxy position matches in the peer group.

For fiscal 2015 compensation decisions, which will be discussed in next year’s proxy statement, Exequity recommended that we modify our peer group by dropping Monster Beverage Corporation and Church & Dwight Co. and adding Boulder Brands, Inc., Chiquita Brands Inc., and Cott Corporation to better align with Diamond in terms of company size.

Role of the Chief Executive Officer. Our CEO, in consultation with each of the other named executive officers, develops individual goal achievement plans that serve as a basis for bonuses under our annual incentive plan. After completion of the fiscal year, the CEO reviews executive officer performance relative to individual goals and makes recommendations to the Committee about the officer’s bonus achievement. Based on the analysis conducted by Exequity, the CEO also makes recommendations regarding possible increases in base salary. The Committee reviews the CEO’s recommendations for executives other than the CEO and makes determinations regarding bonus payments and base salary.

Components of Executive Compensation

The material elements of compensation for our named executive officers are base salaries, bonuses and equity incentives. Named executive officers also receive perquisites, termination benefits and participate in other employee benefit programs.

Base Salary. Base salary establishes the minimum compensation levels for our executive officers. Salary increases can be awarded in recognition of superior performance, organizational advancement and increasing levels of responsibility. Base salaries for our named executive officers are based on the Committee’s subjective determination of appropriate salary levels, taking into consideration peer group and survey information, the Chief Executive Officer’s recommendations (for named executive officers other than himself), the individual executive officer’s role in the organization, his or her performance during the prior fiscal year, and the individual’s skill set relative to business needs.

Annual Cash Incentives. Bonus compensation helps us to attract and retain executive talent and to motivate our team to pursue strategic objectives by creating opportunities for additional compensation on an annual basis contingent on performance results. Annual cash incentives are intended to promote the achievement of our annual corporate financial goals, other corporate initiatives and individual goals under programs administered by the Committee.

Our bonus plan, which we refer to as the annual incentive plan, applies to all eligible employees, including executive officers. Under the annual incentive plan, eligible employees are assigned a target bonus (“Target Bonus”) and a maximum bonus (“Maximum Bonus”), each consisting of a specified percentage of the employee’s base salary. Actual bonuses paid depend upon both the level at which the annual incentive plan is funded for a particular year, which is determined by our performance, and the individual performance of each participant. The Committee selects one or more corporate financial objectives (“AIP Metrics”) and establishes the threshold, target and maximum levels of our performance with respect to those metrics that will apply to the annual incentive plan for that fiscal year. The AIP Metrics may be any one or more company-wide financial metrics, including without limitation revenue, gross margin, gross profit, operating margin, operating profit, earnings growth, EBITDA, and any per-share or non-GAAP calculations of any such metrics, as determined in the sole discretion of the Committee. The annual incentive plan will fund as follows:

•

The annual incentive plan will be funded at the target level (“Target Funding”) determined by the Committee if the Company achieves the target level of performance (“Target Performance”) against the AIP Metrics. The Target Funding represents the aggregate of all eligible employees’ Target Bonuses, and the amount of the Target Funding is established each year.

•

The annual incentive plan will fund at the threshold level (“Threshold Funding”) determined by the Committee only if the Company achieves the threshold level of performance (“Threshold Performance”) against the AIP Metrics. In the event the Company achieves the threshold level of performance for one of the AIP Metrics, but not the other, only the portion of the plan correlated to the achieved metric will fund.

•

The annual incentive plan will fund at the maximum level (“Maximum Funding”) determined by the Committee only if the Company achieves the maximum level of performance (“Maximum Performance”) against the AIP Metrics. The amount of the Maximum Funding is 200% of the Target Funding, and the determination of what constitutes Maximum Performance will be established each year.

•

For levels of performance between the Threshold, Target and Maximum Performance levels, the level of annual incentive plan funding is interpolated on a straight-line basis or on such other basis as may be established each year.

The objectives against which an eligible employee may be measured may include, without limitation, corporate goals (such as revenue, gross margin, gross profit, operating margin, earnings growth, earnings per share, and non-GAAP calculations of any such metrics), departmental goals (such as category business team or functional goals relating to accomplishment of our strategic initiatives, brand or category financial performance, market share, revenue, profitability, cost efficiency, products, brand equity, human capital or other goals) or individual goals as determined in conjunction with the eligible employee’s manager.

Bonus award potential is based on both corporate financial objectives, representing 80 percent of incentive potential, and individual objectives, representing 20 percent of incentive potential. In the prior fiscal year, the weighting of corporate versus individual objectives shifted for fiscal 2014 from 60 percent and 40 percent respectively. Corporate and individual components of the award are not mutually dependent (although payout against achievement of individual objectives is scaled by the overall corporate performance level), and bonuses are capped at 200% of target. Target cash incentives for our named executive officers, as a percent of base salary, is linked to level in the organization. In fiscal 2014, target cash incentives for named executive officers were set at the following percentages of base salary:

•	Chief Executive Officer: 100%

•	Executive Vice President: 70%

•	Senior Vice President: 55%

Equity Incentives. The Committee believes that equity awards are a key component of our executive compensation program because they help us attract, motivate and retain executive talent. Our 2005 Equity Incentive Plan enables us to grant stock options, stock appreciation rights, restricted stock, restricted stock units and other equity awards, and to subject those awards to vesting to promote a long-term perspective. The Committee believes that equity-based incentives help to align the interests of our executives with those of other stockholders by making a portion of the executive’s compensation and net worth dependent upon the performance of our common stock. The grant of stock options and restricted stock (or restricted stock units) creates general corporate performance incentives that are dependent on stock price performance, as stock options only have value if our stock price increases above the original grant price and restricted stock (or restricted stock units) have a value that may go up or down consistent with the stock value. These incentive grants are designed to reward long term sustained share price growth.

The Committee and Board make equity awards to named executive officers annually and may make additional equity awards for recruiting, retention or other purposes. The process we employ is as follows:

•

The CEO presents equity award recommendations for the other named executive officers to the Committee, based on recommendations of the Committee’s compensation consultant, the individual’s contributions during the prior fiscal year, importance to the organization and scope of responsibility.

•	The Committee considers the CEO recommendations and has discretion to determine whether or not to make any equity grant and the size of any grant.

•

The Committee takes into account the grant recommendations from the compensation consultant, the total value of the other elements of the compensation package for named executive officers, the related expense and the dilution costs associated with equity grants when making its determinations.

•

The Committee makes recommendations to the full Board as to any equity grant for the CEO, with reference to benchmark data and based on corporate financial performance and individual officer performance. The Board has the discretion to determine whether to make any equity grant to the CEO and if so, the size of such grant.

The Committee makes annual grants either at in-person meetings or by unanimous written consent, with the stock option exercise price equal to the closing price of our common stock on the date of the meeting, the date on which all of the written consents were signed or some other annual grant date as approved by the Committee. From time to time, the Committee has acted by unanimous written consent to approve new hire option grants for newly-hired officers, in which case the Committee’s practice has been to set the stock option exercise price equal to the closing price of our common stock on the date all written consents have been signed or the date of commencement of employment, if later.

Retirement Plans. Our named executive officers participate in the same 401(k) plan on the same terms provided to all administrative employees. We make a contribution of 3% of base salary into 401(k) accounts, up to a maximum set by IRS limits each year—specifically, $7,800 in calendar year 2014 and $7,650 in calendar year 2013.

Perquisites. We provide executive officers with perquisites and other personal benefits, such as payment of standard life and health insurance premiums, which we believe are consistent with our overall compensation program. The Committee periodically reviews the types of perquisites and other personal benefits provided to named executive officers, and does not consider perquisites a significant element of our executive compensation arrangements. Diamond does not provide tax gross up reimbursements for any perquisites.

Compensation Decisions for Fiscal 2014

Annual Incentive Plan Funding

Under our annual incentive plan, a bonus pool for employees, including named executive offices, is funded to the extent the company achieves pre-determined financial metrics. For fiscal 2014, half the bonus pool opportunity was based on achievement against an adjusted EBITDA target and the other half was based on a gross profit target. To the extent the Company achieved adjusted EBITDA or gross profit of less than 90% of target, the pool would not fund with respect to such metric. The threshold, target and maximum funding targets for fiscal 2014 were as follows, with results interpolated in a straight line between Threshold and Target and in another straight line between Target and Maximum:

Adjusted EBITDA and Gross Profit Metrics

	Threshold	Target		Maximum
Adjusted EBITDA (in millions)	$103.6	$115.1		$132.4
% of target achieved	90%	100%		115%
Funding (% of target)	50%	100	%(1)	200%

Gross profit (in millions)	$195.8	$217.5		$250.1
% of target achieved	90%	100%		115%
Funding (% of target)	50%	100	%(1)	200%

(1)	The amount of target funding resulting from adjusted EBITDA achievement is 50% of the aggregate of the target bonus potential of all employees. Adjusted EBITDA is a non-GAAP financial measure. Please refer to Appendix A for a reconciliation of GAAP net loss to adjusted EBITDA. The amount of target funding resulting from gross profit achievement is also 50% of the aggregate of the target bonus potential of all employees.

In fiscal 2014, Diamond reported $105.1 million in adjusted EBITDA and $208.2 million in gross profit. Taking this performance into account, the Committee approved funding of the annual incentive plan at 67.5% of target.

Fiscal 2014 Objectives Under the Annual Incentive Plan

For fiscal 2014, the bonus potential for all of our named executive officers, including Mr. Driscoll, under the annual incentive plan was based on two factors—achievement of the same adjusted EBITDA and gross profit metrics used for annual incentive plan funding and accomplishment against personal objectives. Together, the two financial metric components represented 80 percent of the bonus potential and personal objectives accounted for 20 percent of bonus potential.

Chief Executive Officer

Base Salary. In connection with his appointment as our President and CEO, Diamond entered into an employment agreement with Mr. Driscoll in May 2012, with an initial term of three years, pursuant to which we agreed to pay him a base salary of $825,000. For fiscal 2014, Mr. Driscoll’s base salary remained at $825,000.

Annual Cash Incentive. For fiscal 2014, Mr. Driscoll’s bonus was calculated as follows:

•	Company AIP Funding: The Company AIP funded at 67.5% of target.

•	Company Financial Metrics: As a result of Diamond’s adjusted EBITDA and gross profit performance, Mr. Driscoll was awarded 67.5% of the target bonus potential tied to financial metrics.

•

Personal objectives. Mr. Driscoll was evaluated on personal goals set at the beginning of the fiscal year, including rebuilding walnut supply, development and implementation of brand strategies, executing on cost saving initiatives, successfully managing the shareholder class action suit and enabling review of options on the company’s capital structure. The Board determined that Mr. Driscoll achieved these objectives at the 100% level and accordingly, due to the scaling based on overall plan funding, awarded Mr. Driscoll 67.5% of his target bonus potential tied to these personal goals.

As a result, Mr. Driscoll received a bonus for fiscal 2014 as follows:

Equity Grant. In September 2013, the Board approved an equity grant made to Mr. Driscoll for fiscal 2014 with a grant date fair value of $1.8 million half in the form of stock options and half in restricted stock.

In December 2012, a Performance Based Restricted Share grant was issued to Mr. Driscoll subject to a four-year cliff vest schedule with 100% of the shares vesting on the fourth anniversary of the date of grant. However, the grant may vest earlier upon the Board’s determination that adjusted EBITDA performance exceeded targets after two or three years, and provided that Mr. Driscoll remains in continuous service as an employee or consultant through such date. The Compensation Committee believed that the four-year cliff vesting aspect of the grants were appropriate to help retain the executive team while still incenting performance through the possible acceleration of vesting as the company reached its goals. The first accelerated vesting milestone evaluated adjusted EBITDA performance over the course of fiscal 2013 and fiscal 2014. It was determined that EBITDA performance did not exceed the established targets for each of fiscal 2013 and fiscal 2014, with no accelerated vesting of this grant occurring as a result.

Other Named Executive Officers

Base Salary and Annual Cash Incentive Targets. The base salaries and bonus potential for Mr. Colo, Mr. Johnson and Mr. Silcock did not increase in fiscal 2014. Exequity advised the Committee as to the salaries, based on market comparables and experience of all three individuals. The annual base salaries for Mr. Colo, Mr. Johnson and Mr. Silcock for fiscal 2014 were $450,000, $426,523, and $525,000 respectively. As executive vice presidents, Mr. Colo, Mr. Johnson and Mr. Silcock have a target bonus potential of 70% of base salary and a maximum bonus potential of 140% of base salary.

In September 2013, the Committee approved increases in the base salaries of Mr. Kim and Ms. Segre, based on salary information at comparable companies and survey data provided by Exequity. The new salaries were $335,000 for each of Mr. Kim and Ms. Segre. As senior vice presidents at that time, Mr. Kim and Ms. Segre had a target bonus potential of 55% of base salary and a maximum bonus potential of 110% of base salary.

In April 2014, the Committee approved promotions for Mr. Kim and Ms. Segre to EVP, with increases in base salaries to $350,000 for each. In addition, as executive vice presidents, Mr. Kim and Ms. Segre both received an increase in target bonus potential to 70% of base salary and a maximum bonus potential of 140% of base salary.

Fiscal 2014 Annual Cash Incentive Payments. As noted above in “Compensation Decisions for Fiscal 2014—Annual Cash Incentive Plan Funding,” the Committee approved funding of the plan at 67.5% based on our performance against financial metrics. In accordance with our annual incentive plan, individuals are assigned an individual performance rating, which can impact the amount of the financial metric bonus and personal objective bonus received. A “Needs Improvement” individual performance rating will result in a 20% reduction in the financial metric bonus otherwise payable to the participant, while a lower rating will result in no payout. Set forth below for each of our named executive officers are the annual cash incentive payment amounts for fiscal 2014 attributable to financial metrics and personable objectives:

Mr. Silcock: Mr. Silcock received a financial metric bonus of $198,450, which represented 67.5% of the targeted amount. He also received $49,613 of bonus based on personal objectives, which represented 67.5% of his targeted amount, based on accomplishments related to the successful re-capitalization of the Company’s financial structure and support of the Company’s cost reduction initiatives. This payment reflected achievement of personal objectives at the 100% level, scaled by 67.5% based on overall plan funding.

Mr. Colo: Mr. Colo received a financial metric bonus of $170,100, which represented 67.5% of the targeted amount. He also received $42,525 of bonus based on personal objectives, which represented 67.5% of his targeted amount, based on accomplishments relating to profitably growing the Company’s brands, executing cost savings initiatives and implementing programs to increase walnut supply. This payment reflected achievement of personal objectives at the 100% level, scaled by 67.5% based on overall plan funding.

Mr. Johnson: Mr. Johnson received a financial metric bonus of $161,226, which represented 67,5% of the targeted amount. He also received $56,429 of bonus based on personal objectives, which represented 94.5% of his targeted amount, based on accomplishments relating to meeting net sales, trade spend and SG&A objectives, implementing Kettle Brand distribution plans and implementing route-to-market programs. This payment reflected achievement of personal objectives at the 140% level, scaled by 67.5% based on overall plan funding.

Ms. Segre: Ms. Segre received a financial metric bonus of $108,547, which represented 67.5% of the targeted amount. She also received $27,136 of bonus based on personal objectives, which represented 67.5% of her targeted amount based on accomplishments relating to driving strategic initiatives, completing investor relations activities, recruiting senior-level executives and implementing new human resources programs. This payment reflected achievement of personal objectives at the 100% level, scaled by 67.5% based on overall plan funding.

Mr. Kim: Mr. Kim received a financial metric bonus of $108,547, which represented 67.5% of the targeted amount. He also received $27,136 of bonus based on personal objectives, which represented 67.5% of his targeted amount based on accomplishments relating to successfully managing the securities class action, SEC and derivative suits, executing the re-capitalization of the Company’s financial structure and revising the Company’s corporate governance and compliance framework and approach. This payment reflected achievement of personal objectives at the 100% level, scaled by 67.5% based on overall plan funding.

Equity Awards. During fiscal 2014, the Committee approved equity grants for the named executive officers as follows:

•	In September 2013, the Committee approved the following grants to be issued in October 2013:

•	Mr. Colo: 14,360 restricted shares and an option to purchase 26,940 shares.

•	Mr. Johnson: 9,573 restricted shares and an option to purchase 17,960 shares.

•	Mr. Kim: 7,180 restricted shares and an option to purchase 13,470 shares.

•	Ms. Segre: 7,180 restricted shares and an option to purchase 13,470 shares.

•	Mr. Silcock: 14,360 restricted shares and an option to purchase 26,940 shares.

The Committee approved these grants, which had an aggregate value generally in line with the 50th percentile for equity awards in Diamond’s peer group survey data for fiscal 2014 and general industry survey data for fiscal 2014 for companies with revenues less than or equal to $2.0 billion, based on each individual’s contributions over their tenure with Diamond, the importance of their positions and the effort required to execute on the company’s strategic initiatives.

In December 2012, a Performance Based Restricted Share grant was issued to each of Mr. Johnson, Mr. Kim and Ms. Segre subject to a four-year cliff vest schedule with 100% of the shares vesting on the fourth anniversary of the date of grant. However, the grant may vest earlier upon the Board’s determination that adjusted EBITDA performance exceeded targets after two or three years, and provided that each officer remains in continuous service as an employee or consultant through such date. The Compensation Committee believed that the four-year cliff vesting aspect of the grants were appropriate to help retain the executive team while still incenting performance through the possible acceleration of vesting as the company reached its goals. The first accelerated vesting milestone evaluated adjusted EBITDA performance over the course of fiscal 2013 and fiscal 2014. The committee determined that EBITDA performance did not exceed the established targets for each of fiscal 2013 and fiscal 2014, with no accelerated vesting of this grant occurring as a result.

Tax and Accounting Considerations

In evaluating potential compensation alternatives, the Compensation Committee considers the possible impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers unless, among other things, such compensation is performance-based and has been approved by stockholders. Generally, we have not designed our restricted stock grants and annual incentive plan to be eligible for deductibility to the extent permitted by Section 162(m) of the Code. Accordingly, a portion of the compensation to our named executive officers or covered employees may not be deductible.

If our stockholders approve the Diamond 2015 Plan at the Annual Meeting, we will have the opportunity, but not the obligation, to design performance-based awards that are eligible for deductibility under Section 162(m).

Accounting considerations also play an important role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our equity awards. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number and the fair values of the equity awards that are granted each year.

Compensation Recovery (“Clawback”) Policy

The Compensation Recovery Policy provides for the recoupment of incentive-based cash compensation awarded to the Company’s executive officers. The policy provides that if an executive officer engaged in fraud or intentional misconduct that materially contributed to the need for an accounting restatement, the officer shall be required to reimburse the full amount of any incentive-based cash compensation that resulted during the period of the restatement.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors.

Alison Davis, Chair

Edward A. Blechschmidt

Robert J. Zollars

Executive Compensation

Summary Compensation Table

The following table presents the compensation of our named executive officers for the fiscal years indicated. We also provide benefits to our executive officers that are generally available to all of our employees.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Brian J. Driscoll	2014	$825,000	$—	$899,940	$899,998	$556,875	$61,153	(3)	$3,242,966
President and Chief Executive Officer	2013	825,000	—	2,499,790	2,499,997	941,000	81,350		6,847,137
	2012	171,346	189,863				259,267		620,476

Raymond P. Silcock	2014	525,200	—	299,966	299,996	248,063	127,892	(4)	1,501,117
Executive Vice President and Chief Financial Officer	2013	58,555	63,000	649,954	649,991	—	312,815		1,734,318

David J. Colo	2014	450,000	—	299,966	299,996	212,625	42,899	(5)	1,305,485
Executive Vice President, Chief Operating Officer	2013	256,731	—	549,955	549,998	239,000	166,851		1,762,536

Lloyd J. Johnson	2014	426,523	—	199,970	199,997	217,655	53,778	(6)	1,097,923
Executive Vice President,	2013	426,523	533,154	374,954	374,995	412,000	47,726		2,169,352
Chief Sales Officer	2012	424,134	—	1,208,239	841,074	125,398	68,311		2,667,156

Stephen E. Kim	2014	337,115	—	149,983	149,998	135,683	50,331	(8)	823,110
Executive Vice President, General	2013	308,687	386,972	224,964	224,997	208,000	31,537		1,385,157
Counsel and Chief Legal and Compliance Officer(7)	2012	284,877	—	758,140	498,395	54,138	30,850		1,626,400

Linda B. Segre	2014	337,115	—	149,983	149,998	135,683	27,097	(9)	799,877
Executive Vice President and Chief	2013	300,800	377,650	224,964	224,997	203,000	19,394		1,350,805
Strategy and People Officer	2012	266,300	—	734,823	498,395	55,167	26,419		1,581,104

(1)	Represents the fair value of equity award on the date of grant, even though the award is subject to vesting, and excludes the impact of forfeitures related to service-based vesting conditions. The grant date fair value is determined in accordance with ASC Topic 718. Amounts are based on our ASC Topic 718 assumptions described in “Note 3 of the Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K, without regard to forfeitures.
(2)	Represents payments made pursuant to our Annual Incentive Program.
(3)	Includes a $30,000 annual financial planning and automobile allowance. Also includes office parking, health club membership, health care costs reimbursements, 401(k) contributions and premiums for health, disability and life insurance.
(4)	Includes $79,027 in relocation costs. Also includes automobile allowance, 401(k) contributions, office parking, health club membership, health care costs reimbursements and premiums for health, disability and life insurance.
(5)	Includes health club membership, automobile allowance, health care costs reimbursements, 401(k) contributions and premiums for health, disability and life insurance.
(6)	Includes health care costs reimbursements, automobile allowance, health club membership, financial planning services, 401(k) contributions, and premiums for health, disability and life insurance.
(7)	Mr. Kim left the Company in October 2014.
(8)	Includes health care costs reimbursements, health club membership, financial planning services, office parking, 401(k) contributions, and premiums for health, disability and life insurance.
(9)	Includes health care costs reimbursements, health club membership, office parking, 401(k) contributions and premiums for health, disability and life insurance.

2014 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Brian J. Driscoll	N/A	$132,000	$825,000	$1,650,000	—	—	$—	$—
	10/2/13	—	—	—	43,082	—	—	899,940	(2)
	10/2/13	—	—	—	—	80,821	20.89	899,998	(2)

Raymond P. Silcock	N/A	58,800	367,500	735,000	—	—	—	—
	10/2/13	—	—	—	14,360	—	—	299,966	(2)
	10/2/13	—	—	—	—	26,940	20.89	299,996	(2)

David J. Colo	N/A	50,400	315,000	630,000	—	—	—	—
	10/2/13	—	—	—	14,360	—	—	299,966	(2)
	10/2/13	—	—	—	—	26,940	20.89	299,996	(2)

Lloyd J. Johnson	N/A	47,771	298,566	597,132	—	—	—	—
	10/2/13	—	—	—	9,573	—	—	199,970	(2)
	10/2/13	—	—	—	—	17,960	20.89	199,997	(2)

Stephen E. Kim	N/A	32,162	201,012	402,025	—	—	—	—
	10/2/13	—	—	—	7,180	—	—	149,983	(2)
	10/2/13	—	—	—	—	13,470	20.89	149,998	(2)

Linda B. Segre	N/A	32,162	201,012	402,025	—	—	—	—
	10/2/13	—	—	—	7,180	—	—	149,983	(2)
	10/2/13	—	—	—	—	13,470	20.89	149,998	(2)

(1)	Reflects potential payouts of amounts that could have been earned with respect to the fiscal 2014 threshold, target and maximum levels under the Diamond annual incentive plan. The maximum reflects a cap of 200% of target. The threshold is intended to represent the smallest possible payout, if any payout is made, under the annual incentive plan and reflects:
•	Achievement of personal objectives at the 0% performance level;
•	A “Needs Improvement” rating for personal objectives, resulting in a 20% reduction in amounts otherwise payable with respect to the financial metrics; and
•

Achievement of one of the financial metrics at threshold performance and achievement of the other at below threshold performance, resulting in funding at 50% and 0%, respectively, with respect to the financial metrics and overall funding of the annual incentive plan at 25% of target.

The threshold amount is not a minimum amount; annual incentive awards may be zero. If both financial metrics are achieved below threshold, the plan will not be funded. Additionally, poor performance against personal objectives can result in no payment under the plan, regardless of the Company’s performance against the financial metrics.
(2)	The awards of options and restricted stock were granted under the 2005 Equity Incentive Plan. The restricted stock vests as to one-fourth of the shares on each anniversary of grant. The options vest as to one-fourth of the shares subject to the options on the first anniversary of the date of grant, with the remainder vesting quarterly thereafter over the following three years. Amounts shown represent the grant date fair value under ASC Topic 718 without giving effect to any forfeiture rate.

2014 Outstanding Equity Awards at Fiscal Year End

	Options Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)(2)		Market Value of Shares or Units of Stock that have Not Vested ($)(3)
Brian J. Driscoll	110,322	(4)	110,321	(4)	$13.34	11/19/2022	56,221	(4)	$1,510,096
	49,821	(5)	83,034	(5)	14.67	12/19/2022	17,024	(5)	457,265
							45,466	(6)	1,221,217
	—		80,821	(7)	20.89	10/2/2023	43,082	(7)	1,157,183

Raymond P. Silcock	16,299	(8)	48,895	(8)	18.97	6/12/2023	25,698	(8)	690,248
	—		26,940	(7)	20.89	10/2/2023	14,360	(7)	385,710

David J. Colo	27,402	(5)	45,668	(5)	14.67	12/19/2022	28,118	(5)	755,249
	—		26,940	(7)	20.89	10/2/2023	14,360	(7)	385,710

Lloyd J. Johnson	33,000		—		28.03	9/30/2018	—		—
	33,055	(9)	2,204	(9)	40.56	10/07/2020	3,236	(9)	86,919
	15,526	(10)	7,057	(10)	91.13	9/22/2021	3,704	(10)	99,489
	18,682	(5)	31,138	(5)	14.67	12/19/2022	6,390	(5)	171,635
							17,041	(6)	457,721
	—		17,960	(7)	20.89	10/2/2023	9,573	(7)	257,131

Stephen E. Kim	10,387		—		17.00	7/20/2015	—		—
	7,000		—		21.00	1/10/2016	—		—
	18,888	(9)	1,260	(9)	40.56	10/07/2020	1,849	(9)	49,664
	9,200	(10)	4,182	(10)	91.13	9/22/2021	2,194	(10)	58,931
	11,209	(5)	18,683	(5)	14.67	12/19/2022	3,834	(5)	102,981
							10,224	(6)	274,617
	—		13,470	(7)	20.89	10/2/2023	7,180	(7)	192,855

Linda B. Segre	10,000		—		33.00	10/01/2019	—		—
	11,018	(9)	735	(9)	40.56	10/07/2020	1,078	(9)	28,955
	9,200	(10)	4,182	(10)	91.13	9/22/2021	2,194	(10)	58,931
	11,209	(5)	18,683	(5)	14.67	12/19/2022	3,834	(5)	102,981
							10,224	(6)	274,617
	—		13,470	(7)	20.89	10/2/2023	7,180	(7)	192,855

(1)	All options set forth in the table have a ten-year term. In general, the unvested portion of an option will expire prior to its stated expiration date in the event of the optionee’s termination of employment. See “Potential Payments upon Employment Termination or Change of Control Events” for additional information.
(2)	Represents restricted stock awards that vest subject to continued employment with Diamond. See “Potential Payments upon Employment Termination or Change of Control Events” for additional information.
(3)	The market value of the unvested restricted shares was computed using $26.86, which was the closing price of Diamond common stock on July 31, 2014.
(4)	The options were granted on November 19, 2012 in connection with Mr. Driscoll’s employment with Diamond. One-fourth of the options vested on May 8, 2013, with the balance vesting in 12 equal quarterly installments thereafter until fully vested on May 8, 2016. The shares of restricted stock were granted on November 19, 2012 in connection with Mr. Driscoll’s employment with Diamond and vest in four equal annual installments, beginning on May 8, 2013, until fully vested on May 8, 2016.

(5)	These options were granted on December 19, 2012. One-fourth of the options vested on December 19, 2013, with the balance vesting in 12 equal quarterly installments thereafter until fully vested on December 19, 2016. The shares of restricted stock were granted on December 19, 2012 and will vest in four equal annual installments on the anniversary of the grant date, until fully vested on December 19, 2016.
(6)	These performance-based restricted stock were granted on December 19, 2012 to each of Mr. Driscoll, Mr. Johnson, Mr. Kim and Ms. Segre. 100% of the shares vest on the fourth anniversary of the date of grant. The grant may vest earlier upon the Board of Directors’ determination that adjusted EBITDA performance exceeded targets after two or three years, and provided that each officer remains in continuous service as an employee or consultant through such date. The first accelerated vesting milestone evaluated adjusted EBITDA performance over the course of fiscal 2013 and fiscal 2014. The EBITDA performance did not exceed the established targets for each of fiscal 2013 and fiscal 2014, with no accelerated vesting of this grant occurring as a result.
(7)	These options were granted on October 2, 2013. One-fourth of the options vested on October 2, 2014, with the balance vesting in 12 equal quarterly installments thereafter until fully vested on October 2, 2017. The shares of restricted stock were granted on October 2, 2013 and will vest in four equal annual installments on the anniversary of the grant date, until fully vested on October 2, 2017.
(8)	The options were granted on June 12, 2013 in connection with Mr. Silcock’s employment with Diamond. One-fourth of the options vested on June 12, 2014, with the balance vesting in 12 equal quarterly installments thereafter until fully vested on June 12, 2017. The shares of restricted stock were granted on June 12, 2013 in connection with Mr. Silcock’s employment with Diamond, and will vest in four equal annual installments on the anniversary of the grant date, until fully vested on June 12, 2017.
(9)	These options were granted on October 7, 2010 with a vesting commencement date of August 9, 2010. One-fourth of the options vested on the first anniversary of the vesting commencement date, with the balance vesting in 12 equal quarterly installments thereafter until fully vested on August 9, 2014, subject to continued employment. The shares of restricted stock were granted on October 7, 2010 with a vesting commencement date of August 9, 2010, and will vest in four equal annual installments on the anniversary date of the vesting commencement date, until fully vested on August 9, 2014.
(10)	These options and shares of restricted stock were granted on September 22, 2011. One-fourth of the options vest on the first anniversary of the vesting commencement date, with the balance vesting in 12 equal quarterly installments thereafter until fully vested on September 22, 2015. The restricted shares vest in four equal annual installments on each anniversary of the vesting commencement date, until fully vested on September 22, 2015.

2014 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Brian J. Driscoll	—	$—	33,786	$1,013,821
Raymond P. Silcock	—	—	8,566	224,515
David J. Colo	—	—	9,373	234,231
Lloyd J. Johnson	—	—	14,718	315,239
Stephen E. Kim	—	—	6,725	136,529
Linda B. Segre	—	—	5,955	125,876

(1)	Represents shares of restricted stock that vested during fiscal 2014.
(2)	Calculated using the closing price of our common stock on the date of vesting.

Potential Payments upon Employment Termination and Change of Control Events

Mr. Driscoll. Pursuant to Mr. Driscoll’s employment agreement, in the event he is terminated for cause (as defined in his employment agreement), or in the event of his death or disability, or in the event of his voluntary termination, Mr. Driscoll will receive “Accrued Compensation,” which includes:

•	any earned but unpaid base salary and earned but unused vacation or paid time off;

•	any bonus earned and payable from a prior year that remains unpaid;

•	other unpaid vested benefits under compensation, incentive and benefit plans; and

•	reimbursement for expenses incurred, as of such termination of employment.

In addition, in the event of Mr. Driscoll’s death or disability:

•	Mr. Driscoll’s new-hire restricted stock award will be deemed to have vested on a quarterly rather than annual basis; and

•

Mr. Driscoll will receive an amount equal to the annual bonus for the fiscal year in which termination occurs to the extent that performance objectives are achieved, pro-rated for the number of days he was employed during such fiscal year.

If Mr. Driscoll is terminated without cause, has a “constructive termination” (as defined in his employment agreement) or if Diamond chooses not to renew his contract resulting in a termination of employment, Mr. Driscoll will receive:

•	the Accrued Compensation;

•	a lump sum payment equal to 18 months of his then current base salary (reduced to 12 months after the initial three–year term of his employment with Diamond);

•	a lump sum payment equal to 150% of his target bonus for the current fiscal year (reduced to 100% after the initial three-year term of his employment with Diamond);

•

an amount equal to the annual bonus for the fiscal year in which termination occurs to the extent that performance objectives are achieved, pro-rated for the number of days he was employed during the fiscal year; and

•	a lump sum payment equal to the cost of 18 months of COBRA health coverage.

In addition, in such event, Mr. Driscoll’s new-hire restricted stock award will be deemed to have vested on a quarterly rather than annual basis.

If Mr. Driscoll is terminated without cause or constructive termination in connection with a change in control (as defined in his employment agreement) of Diamond, Mr. Driscoll will receive:

•	the Accrued Compensation;

•	a lump sum payment equal to 30 months of his then current base salary;

•	a lump sum payment equal to 250% of his target bonus for the current fiscal year;

•	a lump-sum payment equal to the cost of 18 months of COBRA health benefits;

•

an amount equal to the annual bonus for the fiscal year in which termination occurs to the extent that performance objectives are achieved, pro-rated for the number of days he was employed during such fiscal year; and

•	acceleration of all his then unvested equity awards.

Severance Arrangements with other Named Executive Officers. Each of Mr. Johnson, Mr. Silcock, Mr. Colo and Ms. Segre are covered by an arrangement under which the executive officer will receive payments in the event employment is terminated, or if the individual resigns for good reason, within six months after a change of control of Diamond. Prior to his termination in October 2014, Mr. Kim was covered by the same arrangement. Under these agreements, if we sell all or substantially all of our assets, complete a merger after which our stockholders before the merger do not own more than 50% of the surviving or successor entity’s outstanding voting securities after the merger, or any person or entity acquires 50% or more of our outstanding voting securities, and then after such change of control the successor entity terminates the executive officer without cause (as defined below) or the executive officer terminates his employment for good reason (as defined below), then the vesting of the executive officer’s restricted stock and stock options will accelerate and the executive officer will become entitled to receive severance payments equal to a multiple of his or her current yearly salary and bonus as follows:

•	Mr. Johnson: two times salary and maximum annual bonus.

•	Mr. Kim and Ms. Segre: one times salary and maximum annual bonus.

•	Mr. Silcock and Mr. Colo: one times salary and target annual bonus.

In addition, each executive will receive reimbursements for up to 18 months of COBRA health benefits.

In the event Mr. Johnson, Mr. Silcock or Mr. Colo is terminated without cause, as defined in their employment-related agreements, each is entitled to a severance arrangement as follows:

•	Mr. Johnson: 12 months of base salary, target bonus for the year in which termination occurs and twelve months of stock acceleration.

•

Mr. Silcock and Mr. Colo: 12 months of base salary, target bonus for the year in which termination occurs, and if termination occurs following the one-year anniversary of the grant date of his new hire equity grant, the new-hire restricted stock award will be deemed to have vested on a quarterly rather than annual basis.

In addition, Mr. Silcock and Mr. Colo will receive an amount equal to 12 months of COBRA health benefits. The severance arrangement for each of Mr. Silcock and Mr. Colo (absent a change of control) terminate after such executive has been an employee for three years.

Acceleration Pursuant to Equity Incentive Plan. Under our 2005 Equity Incentive Plan, all outstanding equity awards for all employees will vest upon a change of control of Diamond if the equity awards are not assumed by the acquirer.

No Gross-Up. None of our change of control agreements provide for tax gross-ups for Internal Revenue Code section 280G excess benefits.

The table below presents estimated payments and benefits that would have been provided to each of our current named executive officers assuming their respective terminations as of July 31, 2014. As a condition of receiving any severance benefits in connection with the change of control agreements the executive must execute a full waiver and release of all claims in our favor and agree to abide by covenants regarding confidentiality, non-solicitation of employees, non-interference with our business relationships and non-competition. In addition to the benefits described in the tables below, upon termination of employment executive officers may be eligible for other benefits that are generally available to all salaried employees, such as life insurance, long-term disability, and 401(k) benefits.

	Brian J. Driscoll		Raymond P. Silcock		David J. Colo		Lloyd J. Johnson	Stephen E. Kim	Linda B. Segre
Termination after Change of Control(1):
Cash Severance	$4,125,000		$892,500		$765,000		$2,047,310	$840,000	$840,000
Post-termination COBRA reimbursement for 18 months	$20,846		$27,967		$28,197		$29,148	$28,073	$10,015
Acceleration of unvested restricted stock(2)	$4,345,760		$1,075,958		$1,140,959		$1,072,896	$679,048	$658,339
Acceleration of unvested options(2)	$2,986,226		$546,613		$717,525		$486,793	$308,162	$308,162

Total	$11,477,832		$2,543,039		$2,651,681		$3,636,147	$1,855,283	$1,816,515

Involuntary Termination(1):
Cash Severance	$2,475,000		$892,500		$765,000		$725,089	$—	$—
Post-termination COBRA reimbursement	$20,846		$18,645		$18,798		$—	$—	$—
Acceleration of unvested restricted stock(2)	$—	(3)	$—	(3)	$125,866	(3)	$258,178	$—	$—
Acceleration of unvested stock options(2)	$—		$—		$—		$198,733	$—	$—

Total	$2,495,846		$911,145		$909,664		$1,182,000	$—	$—

(1)	Includes, with respect to Mr. Driscoll, constructive termination.
(2)	Amounts shown represent acceleration of vesting triggered by termination event based on $26.86 per share, which was the closing price of our stock on July 31, 2014.
(3)	Represents deemed quarterly vesting of new-hire grant. In the event of a termination on the last day of our fiscal year, such deemed quarterly vested would result in no additional vesting for Mr. Driscoll and Mr. Silcock and two quarters of additional vesting for Mr. Colo.

Director Compensation

Fiscal 2014 Compensation

During fiscal 2014, non-employee members of our Board were compensated through cash retainers and stock option awards. The standard, annualized compensation program for non-employee during fiscal 2014 was as follows:

Board Retainer:		Compensation Committee Retainer:
Chairman of the Board	$145,000	Committee Chair	$12,000
Board Members (other than Chairman)	$60,000	Other Committee Members	$7,000

Audit Committee Retainer:		Nominating & Governance Committee:
Committee Chair	$18,000	Committee Chair	$9,000
Other Audit Committee Members	$8,000	Other Committee Members	$4,000

In addition to the retainers set forth above, during fiscal 2014, directors were entitled to receive $1,500 per diem for each board meeting attended in excess of seven meetings in a fiscal year. Similarly, committee members were entitled to receive $1,500 per diem for each committee meeting attended in excess of seven meetings in a fiscal year.

Mr. Wilson is a Managing Director at Oaktree Capital and is Oaktree Capital’s designee to our Board. As a principal of Oaktree Capital, Mr. Wilson has waived all compensation paid to non-employee directors. All of our directors are reimbursed for their reasonable expenses in attending Board and Board committee meetings.

Upon initial appointment or election to our Board, each non-employee director (other than Mr. Wilson) received an automatic grant of restricted stock and an automatic stock option grant under our 2005 Equity Incentive Plan. The number of shares of restricted stock was equal to $120,000 divided by the closing price of our stock on the date of grant. We retain the right to repurchase these shares for the nominal purchase price until they are vested. The restricted shares vest in three equal annual installments, commencing with the first anniversary of the date of grant, provided the director remains in continuous service as a director through that date. Prior to vesting, the director is entitled to vote and receive dividends with respect to such shares, but not to transfer them. Each award will become fully vested if we are acquired prior to or at the time of the director’s termination of service. Each non-employee director also received each year an automatic grant of an option to purchase 10,000 shares of our common stock, at an exercise price per share equal to the fair market value of our common stock on the date of grant. These automatic option grants have ten-year terms and will terminate six months following the date the director ceases to be one of our directors or consultants or 12 months following that date, if the termination is due to death or disability. Each automatic grant of options vests and becomes exercisable in full on the anniversary of the date of grant, provided the director remains in continuous service as a director through that date. In addition, each option award will become fully vested and exercisable if we are acquired prior to or at the time of the director’s termination of service.

The following table shows the compensation earned in fiscal 2014 by members of our Board (other than Mr. Driscoll, whose compensation is reported in “Executive Compensation” above):

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Edward A. Blechschmidt	$79,500	$—	$173,864	$253,364
Dr. Celeste A. Clark(3)	—	119,971	140,171	260,142
Alison Davis	82,000	—	155,146	237,146
R. Dean Hollis	72,500	—	160,861	233,361
Robert M. Lea	63,500	—	140,171	203,671
Nigel A. Rees	81,500	—	155,146	236,646
William L. Tos, Jr.	60,500		125,284	185,784
Matthew C. Wilson(4)	—	—	—	—
Robert J. Zollars	162,000	—	140,171	302,171

(1)	Represents the fair value of restricted stock grant on the date of grant, even though the grant is subject to vesting, and excludes the impact of forfeitures related to service-based vesting conditions. The fair value of these grants is determined in accordance with ASC Topic 718. Amounts are based on our ASC Topic 718 assumptions described in “Note 3 of the Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K, without regard to forfeitures.

At the end of fiscal 2014, our non-employee directors held the following shares of restricted stock, which remained subject to a repurchase right in favor of the Company:

Name	Grant Date	Restricted Stock (#)
Edward A. Blechschmidt	10/07/2010	246
Dr. Celeste A. Clark	7/21/2014	4,325
Alison Davis	3/07/2012	1,659
R. Dean Hollis	5/29/2012	1,805
Robert M. Lea	10/07/2010	246
Nigel A. Rees	3/07/2012	1,659
William L. Tos, Jr.	11/14/2012	4,102
Matthew C. Wilson	—	—
Robert J. Zollars	10/07/2010	246

(2)	Non-employee directors receive an automatic award of an option to purchase 10,000 shares of our common stock on each anniversary of their appointment to the Board. Represents the fair value of equity grant on the date of grant, even though the grant is subject to vesting, and excludes the impact of forfeitures related to service-based vesting conditions. The fair value of these grants is determined in accordance with ASC Topic 718. Amounts are based on our ASC Topic 718 assumptions described in “Note 3 of the Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K, without regard to forfeitures.

At the end of fiscal 2014, our non-employee directors held the following options to purchase shares of our common stock:

Name	Grant Date	Shares Subject to Outstanding Options (#)	Exercise Price Per Share ($)
Edward A. Blechschmidt	3/25/2008	10,000	$18.27
	3/25/2009	10,000	26.75
	3/25/2010	10,000	42.37
	3/25/2011	10,000	55.03
	3/26/2012	10,000	23.61
	3/25/2013	10,000	17.15
	3/25/2014	10,000	34.26

Dr. Celeste A. Clark	7/21/2014	10,000	27.74

Alison Davis	3/07/2012	10,000	24.11
	3/07/2013	10,000	17.30
	3/07/2014	10,000	30.60

R. Dean Hollis	5/29/2012	10,000	22.15
	5/29/2013	10,000	15.98
	5/29/2014	10,000	32.00

Robert M. Lea	7/20/2005	10,000	17.00
	7/20/2006	10,000	15.01
	7/20/2007	10,000	17.03
	7/21/2008	10,000	24.91
	7/20/2009	10,000	25.20
	7/20/2010	10,000	43.24
	7/20/2011	10,000	74.60
	7/20/2012	10,000	17.61
	7/22/2013	10,000	22.08
	7/21/2014	10,000	27.74

Nigel A. Rees	3/07/2012	10,000	24.11
	3/07/2013	10,000	17.30
	3/07/2014	10,000	30.60

William L. Tos, Jr.	11/14/2012	10,000	19.50
	11/14/2013	10,000	24.54

Matthew C. Wilson	—	—	—

Robert J. Zollars	7/20/2005	10,000	17.00
	7/20/2006	10,000	15.01
	7/20/2007	10,000	17.03
	7/21/2008	10,000	24.91
	7/20/2009	10,000	25.20
	7/20/2010	10,000	43.24
	7/20/2011	10,000	74.60
	7/20/2012	10,000	17.61
	7/22/2013	10,000	22.08
	7/21/2014	10,000	27.74

(3)	Dr. Clark joined our Board in July 2014. New non-employee directors receive a grant of a number of shares of restricted stock equal to $120,000 divided by our closing stock price on the effective date of appointment. The grant is subject to a three-year vesting schedule.
(4)	Mr. Wilson is a Managing Director of Oaktree Capital and has waived any non-employee director compensation from Diamond.

Fiscal 2015 Compensation

During fiscal 2014 and in early fiscal 2015, our Compensation Committee, with the assistance of Exequity LLP, reviewed the compensation of the non-employee members of our Board. Following this review, the Board of Directors approved revised compensation for the non-employee members of our Board for fiscal 2015, dependent upon stockholder approval of the 2015 Equity Plan. The cash elements of compensation remain unchanged from those for fiscal 2014, as described above, except that the retainer for the Nominating and Governance Committee chair was increased to $11,000. Beginning with the day following the 2015 Annual Meeting, in lieu of the annual option award described above, each non-employee director will receive an automatic grant of restricted stock units (RSUs) under our 2015 Equity Plan on the first trading day following each annual meeting of stockholders. The number of RSUs will equal $95,000 divided by the closing price of our stock on the date of grant; provided, however, that the initial grants under this compensation program will be pro-rated based on the number of days from the director’s last option grant date to the date following the 2015 Annual Meeting. Additionally, in lieu of the initial equity grant described above, upon initial appointment or election to our Board, each non-employee director will receive an automatic grant of RSUs under our 2015 Equity Plan. The number of RSUs will equal $95,000 divided by the closing price of our stock on the date of grant, pro-rated based on the remaining Board term until the next scheduled annual RSU grant date. In general, the RSUs will vest in quarterly installments over a one-year period (or, with respect to on-boarding grants, until the next scheduled RSU grant date), provided the director remains in continuous service as a director through that date, and will settle upon the earlier of the third anniversary of the grant date and termination of Board service. In addition, each RSU will become fully vested if we are acquired prior to or at the time of the director’s termination of service.

We expect that our Compensation Committee will continue to review our non-employee director compensation periodically and that the Board of Directors will approve new compensation from time to time. Accordingly, future compensation (including equity awards) may vary from the compensation described above

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is, or was at any time, an officer or employee of Diamond or any of its subsidiaries. None of Diamond’s executive officers serves or has served on the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving our Board or Compensation Committee during the most recently completed fiscal year.

Certain Relationships and Related Person Transactions

Any related person transactions must be reviewed and approved by the Audit Committee and Nominating and Governance Committee or another independent body of our Board in accordance with the written Audit Committee Charter.

Oaktree Warrant Exercise Agreement

In May 2012, Diamond closed an agreement to recapitalize its balance sheet with an investment by Oaktree Capital Management, L.P. (“Oaktree”). The Oaktree investment initially consisted of $225 million of newly-issued senior notes (“Oaktree Senior Notes”) and a warrant to purchase 4,420,859 shares of Diamond common stock (the “Warrant Shares”). The warrant was issued to Oaktree in connection with the Securities Purchase Agreement dated May 22, 2012, under which Diamond issued the Oaktree Senior Notes. On February 9, 2014, Diamond entered into a warrant exercise agreement with Oaktree, which closed on February 19, 2014, pursuant to which Oaktree agreed to exercise the warrant to purchase the Warrant Shares, by paying, in cash, the exercise price of approximately $44.2 million less a cash exercise and contractual modification inducement fee of $15 million. Our Board member, Mr. Wilson, is a Managing Director of Oaktree.

Grower Payments

Diamond has paid growers who are members of our Board or are affiliated with members of our Board for walnut products received in the ordinary course of business. Diamond paid $16,552,382 to Tos Farms, Inc. during fiscal 2014 and 6,727,228 during fiscal 2015 to date (August 1 to November 21, 2014). Mr. Tos is a co-owner of Tos Farms, Inc. Diamond paid $1,379,780 to Mr. Lea during fiscal 2014 and $416,852 during fiscal 2015 to date. Diamond pays growers in installments for each walnut crop. Accordingly, we expect to make additional payments to Tos Farms, Inc. and Mr. Lea during the remainder of fiscal 2015.

Audit and Audit-Related Matters

Independent Auditor’s Services and Fees

Fees Paid to PricewaterhouseCoopers LLP (“PwC”). The following table presents information regarding the fees billed by PwC and their affiliated entities for fiscal 2014 and fiscal 2013.

Nature of Services	Year Ended July 31,
	2014	2013
	(In thousands)
Audit Fees	$1,431	$1,109
Audit-related Fees		—
Tax Fees	—	—
All Other Fees	3	3

Total Fees	$1,434	$1,112

Audit Fees. For fiscal 2014 and fiscal 2013, this category includes services provided and billed to Diamond to date in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our unaudited, quarterly consolidated financial statements and review of our periodic and current reports filed with the SEC. The category also includes foreign statutory audits required by non-U.S. jurisdictions and advice on accounting matters that arose during, or as a result of, the audit or review of interim financial statements. For fiscal 2014, also includes services relating to Diamond’s registration statement and debt-refinancing transaction.

Audit-related Fees. We did not incur any audit-related fees with PwC in fiscal 2014 or fiscal 2013.

Tax Fees. We did not incur any tax fees with PwC in fiscal 2014 or fiscal 2013.

All Other Fees. For fiscal 2014 and fiscal 2013, represents amounts paid to PwC for a license to their technical accounting research tool.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee charter provides that the Audit Committee will approve the fees and other significant compensation to be paid to our independent auditors, and pre-approve all audit services and all non-audit services of independent auditors permitted under applicable law. The charter also provides that the Audit Committee may establish other pre-approval policies and procedures for the engagement of independent auditors to render services to us, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority for up to $25,000 in expenses to the Chair of the Audit Committee. The Chair or the Audit Committee has approved all audit and audit-related work covered by the Audit Fees and Tax Fees. All fees listed above paid to our independent auditors during fiscal 2014 were for work performed by the independent auditors’ full-time, permanent employees.

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s financial accounting, reporting and controls. As set forth in the Audit Committee’s Charter, the Audit Committee is responsible for: overseeing the integrity of our accounting and financial reporting processes and the audits of our financial statements; monitoring the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our independent auditors and

Diamond’s financial and senior management; reviewing and evaluating the independence and performance of our independent auditors; and facilitating communication among the our independent auditors, our financial and senior management and the Board. Diamond management is responsible for our financial statements and our internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and of the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and for issuing a report thereon.

The Audit Committee has (1) reviewed and discussed the Company’s audited financial statements with management, (2) discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm (“PwC”) the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees), as amended, (3) received the written disclosures and the letter from PwC, required by applicable requirements of the PCAOB and discussed the auditor’s independence with PwC, and (4) reviewed and discussed with management and PwC management’s assertions regarding internal control over financial reporting. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-K, and such audited consolidated financial statements were included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2014, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Nigel A. Rees, Chair

Alison Davis

R. Dean Hollis

Equity Compensation Plan Information

The following table presents certain information with respect to all equity compensation plans in effect as of July 31, 2014, the last day of our fiscal 2014. Our only equity compensation plan in effect as of July 31, 2014 was our 2005 Equity Incentive Plan. For information regarding our 2015 Equity Plan, please see Proposal 4 below under “Proposals to be Voted on at the Meeting.”

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,805,654	(1)	24.79	(2)	1,514,563	(1)
Equity compensation plans not approved by security holders	—		—		—

Total

(1)	Column (a) does not include 366,497 shares of restricted stock subject to repurchase rights in favor of the Company.
(2)	This weighted-average exercise price does not include outstanding restricted stock or stock units.

Proposals to be Voted on at the Meeting

Proposal 1: Election of Alison Davis, Brian J. Driscoll and Nigel A. Rees as Class I members of the Board of Directors to hold office until the 2018 annual meeting of stockholders

Alison Davis, Brian J. Driscoll and Nigel A. Rees have been nominated for election as Class I directors to hold office until the 2018 Annual Meeting of Stockholders. For additional information about the nominees and their qualifications, please see “Diamond’s Board of Directors—Class I Nominees.”

Our Board of Directors recommends a vote FOR the election of Ms. Davis, Mr. Driscoll and Mr. Rees. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of Ms. Davis, Mr. Driscoll and Mr. Rees.

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015

PricewaterhouseCoopers was our independent registered public accounting firm for the fiscal years ending July 31, 2013 and 2014, and the Audit Committee has selected PricewaterhouseCoopers to serve as our independent registered public accounting firm for the fiscal year ending July 31, 2015. We expect that one or more representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will be able to make a statement if they wish to do so, and will be able to respond to appropriate questions.

Our Board of Directors is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers and may continue to retain that firm or retain another firm without resubmitting the matter to Diamond’s stockholders. Even if our stockholders ratify the selection of PricewaterhouseCoopers, the Audit Committee in its discretion may select a different independent registered public accounting firm.

Our Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Diamond’s independent registered public accounting firm for fiscal 2015. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR this proposal.

Proposal 3: Approval, on an advisory basis, of the compensation of Diamond’s named executive officers

Stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement under Securities and Exchange Commission rules. The compensation of our named executive officers is set forth in the “ Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement and includes the compensation tables and related narrative discussion. This vote, commonly known as a “Say-on-Pay” vote, gives you, the stockholder, the opportunity to express your views on our named executive officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers as described in this proxy statement.

As discussed in greater detail in our disclosures regarding our named executive officers’ compensation, we believe our executive compensation program is designed to attract, retain and motivate highly skilled executives with the business experience and acumen necessary for achievement of our long-term business objectives. Additionally, our executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of our stockholders.

Our Compensation Committee and our Board believe our overall process effectively implements our compensation philosophy and achieves our goals. Accordingly, we ask you to vote FOR the following resolution at our Annual Meeting:

“RESOLVED, that Diamond Foods, Inc.’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the Compensation and Discussion Analysis, the executive compensation tables and related narrative discussion.”

This vote on the named executive officer compensation is advisory, and therefore will not be binding on the Company and will not affect, limit or augment any existing compensation or awards. However, we value our stockholders’ opinions and the Compensation Committee and Board of Directors expects to take the outcome of the vote into account when considering future compensation arrangements.

Our Board of Directors recommends that stockholders vote FOR the approval of this proposal. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR this proposal.

Proposal 4: Approval of Diamond’s 2015 Equity Incentive Plan

On November 21, 2014, our Board of Directors approved the Diamond Foods, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), subject to stockholder approval at the Annual Meeting. The 2015 Plan is the successor to our 2005 Equity Incentive Plan (the “2005 Plan”). We are asking our stockholders to approve the 2015 Plan because the 2005 Plan is scheduled to expire on or before March 10, 2015.

Overview

If the 2015 Plan is approved by our stockholders, it will contain the following important features:

•

1,000,000 shares of our common stock will be reserved for issuance under the 2015 Plan, which represents approximately 3% of our outstanding shares as of November 3, 2014, subject to certain rollovers of shares from terminated or cancelled equity awards, as set forth below.

•	The 2015 Plan has a fixed number of shares available for issuance. It is not an “evergreen” plan.

•

Each share granted as a stock appreciation right (“SARs”), restricted stock award (“RSAs”), restricted stock unit (“RSUs”), stock bonus award (“Stock Bonuses”), performance award (“Performance Awards”), or stock option (“Options”) under the 2015 Plan will count as the issuance of one share reserved for issuance under the 2015 Plan for the purpose of computing shares remaining available for issuance.

•	Stock options and SARs must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.

•	Repricing of stock options and SARs is prohibited unless stockholder approval is first obtained.

We believe that the adoption of the 2015 Plan is in the best interests of the Company because of the continuing need to provide stock options, restricted stock units and other equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices.

The use of equity compensation has historically been a significant part of our overall compensation philosophy and is a practice that we plan to continue. The 2015 Plan will serve as an important part of this practice and is a critical component of the overall compensation package that we offer to retain and motivate our employees. In addition, awards under the 2015 Plan will provide our service providers an opportunity to acquire or increase their ownership stake in us, and we believe this aligns their interests with those of our stockholders, creating strong incentives for our employees to work hard for our future growth and success. If Proposal 4 is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could affect our long-term success.

The 2015 Plan’s effectiveness is dependent on the approval of it by stockholders at the meeting. We are asking stockholders to approve the 2015 Plan because the 2005 Plan is scheduled to expire in March of 2015. If this 2015 Plan is approved, all outstanding stock awards granted under the 2005 Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the applicable 2005 Plan, but no additional awards will be granted under the 2005 Plan. The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our 2005 Plan as of November 3, 2014, which was our only existing equity compensation plans as of such date:

Number of Shares
Outstanding options(1)	1,452,932
Outstanding full-value awards(2)	878,444
Shares available for grant under the 2005 Plan(3)	1,177,157

(1)	Outstanding options have a weighted-average exercise price of $24.75 and a weighted-average remaining term of 6.76 years. The closing price per share of our common stock as reported by the NASDAQ Stock Market on November 3, 2014 was $30.34.
(2)	Reflects RSAs, RSUs and performance share units. For purposes of this calculation, performance share units have been included at target (120,182 shares).
(3)	For purposes of this calculation, outstanding performance share units have been included at maximum (240,364 shares). We currently expect that awards relating to no more than 40,000 shares will be granted under the 2005 Plan between November 3, 2014 and January 13, 2015.

Burn-Rate Commitment

We anticipate that the 2015 Plan will provide us with enough shares for equity awards for the next two years. However, in connection with the approval by stockholders of the 2015 Plan, the Board will commit to our shareholders that for each of the three fiscal years ending on July 31, 2017, we will not exceed an average annual burn rate of 2.77% for equity awards to employees (including executive officers), consultants, or non-employee directors. In calculating our compliance with this maximum burn rate commitment, we define “burn rate,” consistent with the ISS methodology, as the number of shares subject to equity awards granted in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) during that fiscal year. This burn rate limitation does not apply to awards settled in cash as opposed to the delivery of shares of common stock, awards under plans assumed in acquisitions, and issuances under tax-qualified employee stock purchase plans and certain other tax-qualified plans. For purposes of calculating the number of shares granted in a fiscal year with respect to this commitment, each share subject to a RSU, Stock Bonus or RSA granted during the year and each Performance Award settled in stock during the year will count as one and one-half (1.5) shares of our common stock.

Summary of our 2015 Equity Incentive Plan

The following is a summary of the principal provisions of the 2015 Plan, as proposed for approval. This summary does not purport to be a complete description of all of the provisions of the 2015 Plan. It is qualified in its entirety by reference to the full text of the 2015 Plan. A copy of the 2015 Plan is included as Appendix B to this proxy statement.

Shares Reserved for Issuance. We adopted the 2015 Plan, as the successor to our 2005 Equity Incentive Plan. We reserved 1,000,000 shares of our common stock to be issued under our 2015 Plan. In addition, the following shares are available for grant and issuance under our 2015 Plan:

•	shares subject to Options or SARs granted under our 2015 Plan that cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR;

•	shares subject to awards granted under our 2015 Plan that are subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to awards granted under our 2015 Plan that otherwise terminate without shares being issued;

•	shares subject to a shareholder approved exchange program;

•	shares subject to awards under our 2015 Plan that are used to pay the exercise price of an Option or withheld to satisfy the tax withholding obligations related to any award;

•	shares subject to awards under our 2005 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award;

•	shares subject to awards under our 2005 Plan that cease to be subject to such awards for any reason other than the exercise of an option or SAR;

•	shares issued under our 2005 Plan that are forfeited or repurchased by us at the original issue price; and

•	shares subject to awards granted under our 2005 Plan that otherwise terminate without being issued.

It is this reserve, inclusive of the foregoing rollovers from the 2005 Plan, which is being submitted to stockholder approval under this Proposal 4. Shares reserved under the 2005 Plan but not subject to outstanding awards on the effective date of the 2015 Plan will not rollover to the 2015 Plan and will no longer be available for future grant.

Eligibility. Employees (including officers), consultants, independent contractors, advisors and members of the Board (including non-employee directors) are eligible to participate in the 2015 Plan. As of November 3, 2014, there were approximately 1,700 employees and consultants, including six executive officers, and nine non-employee directors that would have been eligible to receive awards under the 2015 Plan if the 2015 Plan had been effective as of that date. Since our executive officers and non-employee directors may participate in the 2015 Plan, each of our executive officers, non-employee directors and director nominees has an interest in Proposal 4.

Types of Awards. Our 2015 Plan authorizes the award of Options, RSAs, Stock Bonuses, SARs, RSUs and Performance Awards (each individually an “Award” as more fully described below).

Administration. The Compensation Committee (the “Committee”) will administer the 2015 Plan (except when the Board decides to directly administer the 2015 Plan). The Committee has the authority to construe and interpret our 2015 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2015 Plan.

Reduction of Shares. For purposes of determining the number of shares available for grant under the 2015 Plan, any equity award will reduce the number of shares available for issuance by one share.

Per-Share Exercise Price. The per-share exercise price of stock options and SARs granted under the 2015 Plan must equal at least the fair market value of a share of our common stock on the grant date of the option.

No Repricing. The exercise price of an option or SAR may not be reduced (repriced) without first obtaining stockholder approval.

Number of Shares Per Calendar Year. No person will be eligible to receive more than 2,000,000 shares in any calendar year pursuant to the grant of awards under the 2015 Plan, except that new employees are eligible to receive up to a maximum of 4,000,000 shares in the calendar year in which they commence employment with us. In addition, no person will be eligible to receive cash-based Performance Awards (i) in excess of $5.0 million of value in the calendar year of grant for all such awards with a performance period greater than one year, or (ii) in excess of $3.0 million of value in any calendar year of grant where the performance period is one year or less. Any awards in shares or cash that are made outside of the 2015 Plan and permitted by applicable listing requirements are not subject to these limitations.

Vesting and Exercisability. Awards become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the administrator and as set forth in the related award agreement. Vesting may be based on the passage of time in connection with services performed for us or upon achievement of performance goals or other criteria. Awards may vest based on time or achievement of performance conditions. We currently expect that, in general, time-based awards granted under our 2015 Plan will vest over a four-year period and performance-based equity awards will vest over a three-year period.

Minimum Vesting Requirements. Except as to (i) awards to non-employee directors and (ii) and a maximum of ten percent (10%) of the number of shares authorized under the 2015 Plan granted to participants other than non-employee directors, any awards (other than Options or SARs) which vest on the basis of the participant’s continued service shall not provide for vesting which is any more rapid than annual pro rata vesting over a three year period and any awards (other than Options or SARs) which vest upon the satisfaction of performance goals will provide for a performance period of at least 12 months. Notwithstanding the foregoing, the Committee may accelerate vesting in the event of a participant’s death or disability or pursuant to any employment, severance, or change in control agreement.

Options. Options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of Options granted under our 2015 Plan is ten years. The maximum term of each option is ten years from the date of grant. Options cease vesting on the date of termination of service or the death or disability of the employee, and generally expire three months after the termination of the employee’s service or up to 12 months following the date of death or disability. However, if an employee is terminated for cause, the option expires upon termination.

SARS. SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price at grant up to a maximum amount of cash or number of shares. SARs may vest based on time or achievement of performance conditions. SARs become exercisable as they vest and are settled in cash or shares, as determined by the administrator, having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which our stock price on the date of exercise exceeds the exercise price of the SARs. The maximum term for SAR is ten years from the date of grant. Shares subject to an award that are unvested following a participant’s termination of service or death or disability remain subject to our right of repurchase, at the applicable purchase price or exercise price, for three months after the later of the date of such termination of service (other than terminations for cause) or 12 months after the holder’s death or disability.

RSUs. RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of service or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

RSAs. A RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price, if any, of an RSA will be determined by the Committee. Unless otherwise determined by the Committee at the time of award, vesting will cease on the date the holder no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

Performance Awards. Performance Awards are awards that are denominated in shares of our common stock or cash and provide that they may be paid upon achievement of the pre-established performance goals in cash or by issuance of the underlying shares. These awards are generally subject to forfeiture prior to payment upon failure to achieve the performance goals. Only these Performance Awards are subject to the $5.0 and $3.0 million dollar limitations, as discussed above.

Stock Bonuses. Stock Bonuses may be granted as additional compensation for service or performance, and may not be issued in exchange for cash.

Method of Payment. The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, cancellation of indebtedness, surrender of shares, waiver of compensation, a broker assisted same-day sale, or any other methods permitted by the administrator and applicable law.

Adjustment of Shares. If the number of outstanding shares of our common stock is changed by an extraordinary cash dividend, stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, without consideration, then (a) the number of shares reserved for issuance and future grant under the 2015 Plan, (b) the exercise price and number of shares subject to outstanding Options and SARs, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options, (e) the maximum number of shares that may be issued to participants in a calendar year and (f) the number of shares that are granted as awards to non-employee directors, will be proportionately adjusted, subject to any required action by the Board or our stockholders and subject to compliance with applicable securities laws.

Recoupment. Awards under the 2015 will be subject to recoupment pursuant to any applicable clawback or recoupment policy adopted by the Board or required by law during a participant’s employment or service. These policies may require the cancellation of outstanding awards and recoupment of any gains realized with respect to awards.

Section 162(m) Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a federal income tax deduction to public companies for compensation paid to the company’s chief executive officer and three other most highly compensated officers (excluding our chief financial officer) (“covered employees”) to the extent that any of them receive more than $1.0 million in compensation in any single year. However, if compensation qualifies as performance based compensation for Section 162(m) purposes, an employer may deduct the compensation for federal income tax purposes, even if the compensation exceeds $1.0 million in a single year. Our 2015 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1.0 million limitation on income tax deductibility imposed by Section 162(m) of the Code. In addition to the grant of Options or SARs that are deemed to be performance-based if issued with an exercise price no less than the fair market value on the date of grant, our Committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The 2015 Plan is intended to comply with the requirements of Section 162(m) of the Code such that performance-based awards in excess of $1.0 million payable to our covered employees may be deductible by us. While our Committee is mindful of the benefit to us of the full deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives.

Our Committee may establish performance goals under which performance-based awards may be made by selecting from one or more of the following performance criteria (i) revenue, (ii) sales, (iii) expenses, (iv) operating income, (v) gross margin, (vi) operating margin, (vii) earnings before any one or more of stock based compensation expense, interest, taxes, depreciation and amortization, (viii) pre-tax profit, (ix) net operating income, (x) net income, (xi) economic value added, (xii) free cash flow, (xiii) operating cash flow, (xiv) balance of cash, cash equivalents and marketable securities, (xv) stock price (including without limitation, total stockholder return), (xvi) earnings per share, (xvii) return on stockholder equity, (xviii) return on capital, (xix) return on assets, (xx) return on investment, (xxi) employee satisfaction, (xxii) employee retention, (xiii) market share, (xiv) customer satisfaction, (xxv) product development, (xxvi) research and development expenses, (xxvii) completion of an identified special project, (xxviii) completion of a joint venture or other corporate transaction, (xxix) productivity ratios, (xxx) working capital targets and changes in working capital, (xxxi) individual business objectives, and (xxxii) company-specific operational metrics.

Performance factors will be calculated with respect to the entire company and each subsidiary consolidated with us for financial reporting purposes or such division or other business unit as may be selected by the

Committee. Performance factors applicable to a Performance Award will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any Performance Award for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals applicable to the Performance Award. Each such adjustment, if any, will be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance factors in order to prevent the dilution or enlargement of the participant’s rights with respect to a Performance Award.

Unless otherwise specified by our Committee (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals and relevant performance criteria at the time the performance goals and relevant performance criteria are established, our Committee may make adjustments, if it determines appropriate in its sole discretion, to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

Non-Employee Director Equity Awards. Under the 2015 Plan, non-employee directors may be granted stock options and other awards either on a discretionary basis or pursuant to policy adopted by the Board, except that no non-employee director will be eligible to receive more than 50,000 shares in any one calendar year.

It is anticipated that non-employee directors will receive an annual grant of time-based RSUs with a fixed dollar value of $95,000, vesting in quarterly installments over a one-year period, with the award to be settled in shares of our common stock on the third anniversary of the grant date unless earlier termination of service from the Board. It is expected that this annual award will be granted on the first trading day following the annual meeting of stockholders, provided, however, that the grant following the 2015 Annual Meeting will be pro-rated reflecting the transition to a common grant date. In addition, new directors will receive a prorated RSU based on the remaining term for such director until the next scheduled annual grant date. Non-employee directors may elect to receive annual retainers and/or meeting fees in awards under the 2015 Plan. Awards to our non-employee directors may differ from the awards described herein. Please see the discussion under “Director Compensation” above for more information regarding grants to our non-employee directors.

Transferability. Awards granted under our 2015 Plan may not be transferred in any manner other than by will or by the laws of descent or distribution or as determined by our Committee. Unless otherwise permitted by our Committee, Options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.

Corporate Transaction. In the event of a change in control (generally defined as a “Corporate Transaction” in the 2015 Plan), the acquiror may assume outstanding awards, substitute equivalent awards, or issue substantially similar shares or other property subject to repurchase restrictions no less favorable than those applicable to the exchanged outstanding award. If the acquiror refuses to assume, convert, replace or substitute awards issued under the 2015 Plan, unless otherwise determined by the administrator, such awards will accelerate in full upon the consummation of the transaction and will be exercisable for a period of time determined by the Committee. To the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable by reason of a change of control, such amount shall become payable only if the event constituting a change of control would also constitute a change in control within the meaning of Section 409A of the Code and the regulations thereunder.

Amendment or Termination of the 2015 Plan. The Board may at any time amend or terminate the 2015 Plan in any respect; provided that the Board may not, without the approval of our stockholders, amend the 2015 Plan in any manner that requires such stockholder approval.

Termination Date. The 2015 Plan will terminate on November 20, 2024, unless terminated earlier.

The summary of the 2015 Plan provided above is a summary of the principal features of the 2015 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2015 Plan. It is qualified in its entirety by references to the full text of the 2015 Plan. A copy of the 2015 Plan, as amended, is attached as Appendix B to this Proxy Statement.

Summary of Federal Income Tax Consequences of Awards Granted under the 2015 Equity Incentive Plan

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to us and the participants in the 2015 Plan with respect to awards granted under the 2015 Plan. U.S. federal tax laws may change and U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

Tax Treatment of the Participant

Incentive Stock Options. An optionee will recognize no income upon the grant of an incentive stock option (“ISO”) and will incur no tax upon exercise of an ISO unless for the year of exercise the optionee is subject to the alternative minimum tax (“AMT”). If the optionee holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the “required holding period”), then the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares upon the exercise of the ISO.

If the optionee disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise, or, if less, the amount realized on a sale of such ISO Shares, will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain or short-term capital gain depending upon the amount of time the ISO Shares were held by the optionee.

Alternative Minimum Tax. The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonstatutory Stock Options. An optionee will not recognize any taxable income at the time a NSO is granted. However, upon exercise of a NSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding if the optionee is an employee. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss depending upon the amount of time the NSO shares were held by the optionee.

Restricted Stock. A participant receiving restricted shares for services recognizes taxable income when the shares become vested. Upon vesting, the participant will include in ordinary income an amount, which will be subject to income tax withholding if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the participant, subsequent appreciation or depreciation in the value of the shares is treated as long-term or short-term capital gain or loss depending on the amount of time the shares were held by the participant.

If the participant makes an election under Section 83(b) of the Code (“83(b) Election”), the participant will include in income as ordinary income the fair market value of the shares of stock on the date of receipt of the award, less any purchase price paid for such shares. The income will be subject to withholding (either by payment in cash or withholding out of the participant’s award). If the award is subsequently forfeited, the participant will not receive any deduction for the amount treated as ordinary income.

Restricted Stock Units. In general, no taxable income is realized upon the grant of a RSU award. The participant will generally include in ordinary income, which will be subject to income tax withholding if the participant is an employee, the fair market value of the shares of stock that are delivered to the participant upon settlement, which generally occurs at the time the RSUs vest.

Stock Appreciation Rights. A grant of a SAR has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding if the recipient is an employee.

Tax Withholding. The 2015 Plan allows us to withhold shares from the awards to satisfy the participant’s withholding tax obligation and tender cash from our general funds to the applicable tax authorities in an amount equal to the value of the shares withheld.

New Medicare Taxes. Since 2013, an 0.9% additional Medicare tax applies to individuals’ wages, compensation and self-employment income over $250,000 for taxpayers married and filing jointly, $125,000 for taxpayers married filing separately, and $200,000 for single taxpayers and this tax is subject to employer withholding.

Our Tax Treatment

Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the Code, we generally will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2015 Plan. The implications of Section 162(m) of the Code are discussed above.

ERISA Information

The 2015 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Accounting Treatment

We will recognize compensation expense in connection with awards granted under the 2015 Plan as required under applicable accounting standards. We currently recognize compensation expense associated with equity awards over an award’s requisite service period and establish the fair value of equity awards in accordance with applicable accounting standards.

New 2015 Plan Benefits

All awards to directors, executive officers, employees and consultants are made at the discretion of our Committee, or by our Board acting in place of our Committee.

Except with respect to non-employee directors as described under “Non-Employee Director Equity Awards” above, benefits and amounts that will be received or allocated under the 2015 Plan are not determinable at this time because future awards to our officers, employees and consultants under the 2015 Plan are discretionary. Additionally, awards to non-employee directors may differ from the awards described herein.

The tables below, however, set forth the awards that have been granted under the 2005 Plan in fiscal year 2014 and fiscal 2015 to date, respectively, to our named executive officers, our other executive officers, our non-executive members of our Board, and our other employees who are not executives:

Fiscal Year 2014 Equity-Based Incentive Award Grants Under the 2005 Plan

Name and Position	Options (#)	Shares of Restricted Stock (#)	Restricted Stock Units (#)
Brian J. Driscoll, President, Chief Executive Officer and Director	80,821	43,082	—
Raymond P. Silcock, EVP, Chief Financial Officer	26,940	14,360	—
Lloyd J. Johnson, EVP, Chief Sales Officer	17,960	9,573	—
David J. Colo, EVP, Chief Operating Officer	26,940	14,360	—
Linda B. Segre, EVP, Chief Strategy and People Officer	13,470	7,180	—
Stephen E. Kim, EVP, General Counsel and Chief Legal and Compliance Officer(1)	13,470	7,180	—
All executive officers as a group (6 persons)	179,601	95,735

Edward A. Blechschmidt, Director	10,000	—	—
Dr. Celeste A. Clark, Director(2)	10,000	4,325	—
Alison Davis, Director	10,000	—	—
R. Dean Hollis, Director	10,000	—	—
Robert M. Lea, Director	10,000	—	—
Nigel A. Rees, Director	10,000	—	—
William L. Tos, Jr., Director	10,000	—	—
Matthew C. Wilson, Director	—	—	—
Robert J. Zollars, Director	10,000	—	—
Non-executive directors as a group (9 persons)	80,000	4,325	—

Non-executive officer employees as a group	—	—	197,587

(1)	Mr. Kim left the Company in October 2014.
(2)	Dr. Clark joined our Board of Directors in July 2014.

Fiscal Year 2015 Equity-Based Incentive Award Grants Under the 2005 Plan

(As of November 21, 2014)

Name and Position	Options (#)	Restricted Stock Units (#)	Performance Share Units (#)
Brian J. Driscoll, President, Chief Executive Officer and Director	—	25,017	37,526
Raymond P. Silcock, EVP, Chief Financial Officer	—	10,423	15,635
Lloyd J. Johnson, EVP, Chief Sales Officer	—	10,423	15,635
David J. Colo, EVP, Chief Operating Officer	—	10,423	15,635
Linda B. Segre, EVP, Chief Strategy and People Officer	—	5,559	8,339
Stephen E. Kim, EVP, General Counsel and Chief Legal and Compliance Officer(1)	—	—	—
Isobel A. Jones, EVP, General Counsel and Secretary(2)	—	10,493	—
All executive officers as a group (7 persons)	—	72,338	92,770

Edward A. Blechschmidt, Director	—	—	—
Dr. Celeste A. Clark, Director	—	—	—
Alison Davis, Director	—	—	—
R. Dean Hollis, Director	—	—	—
Robert M. Lea, Director	—	—	—
Nigel A. Rees, Director	—	—	—
William L. Tos, Jr., Director	10,000	—	—
Matthew C. Wilson, Director	—	—	—
Robert J. Zollars, Director	—	—	—
Non-executive directors as a group (9 persons)	10,000	—	—

Non-executive officer employees as a group	—	129,367	30,017

(1)	Mr. Kim left the Company in October 2014.
(2)	Ms. Jones joined the Company in October 2014.

Certain Interests of Directors

In considering the recommendation of our Board with respect to the approval of the material terms of the 2015 Plan, stockholders should be aware that the members of our Board have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2015 Plan. Please see the discussion under “Director Compensation” above for more information regarding equity grants to our non-employee directors. Our Board recognizes that approval of this proposal may benefit our directors and their successors.

Our Board of Directors recommends that stockholders vote FOR the approval of the Diamond 2015 Equity Incentive Plan. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR this proposal.

Appendix A

Reconciliation of GAAP Net Loss to Adjusted EBITDA (non-GAAP):

Twelve Months Ended July 31, 2014
Net loss	$(164,702)
Income taxes (benefit)	2,391

Loss before income taxes	(162,311)
Interest expense, net	51,969
Loss on debt extinguishment	83,004

Income (loss) from operations	(27,338)

Loss on warrant liability	25,933
Warrant exercise fee	15,000
Loss on securities settlement liability	38,136
SEC settlement	5,000
Shareholder derivative suit gain	(1,600)
Legal expenses	5,885
Litigation settlement reserve and related legal expenses	2,805
Adjustments to SG&A expenses	2,310 (1)
Stock-based compensation expense	7,484
Depreciation and amortization	31,506

Adjusted EBITDA	$105,121

(1)	Represents U.K. compensation alignment expenses, severance expense and foreign distributor exit expenses.

Adjusted EBITDA is a non-GAAP measure and used by management as a measure of operating performance. Adjusted EBITDA is net income (loss) before interest expense, income taxes, stock-based compensation, depreciation, amortization, loss on warrant liability, warrant exercise fee, loss on debt extinguishment, loss on securities settlement liability, SEC settlement, shareholder derivative suit gain, litigation settlement reserve and related legal expenses, U.K. compensation alignment expenses, severance expense, foreign distributor exit expenses, and legal expenses primarily related to audit committee investigation and restatement and related matters. We believe that Adjusted EBITDA is useful as an indicator of ongoing operating performance. As a result, some management reports feature Adjusted EBITDA, in conjunction with traditional GAAP measures, as part of our overall assessment of company performance.

Diamond believes that its non-GAAP financial measures provide meaningful information regarding operating results because they do not include amounts that Diamond excludes when monitoring operating results and assessing performance of the business. Diamond believes that its non-GAAP financial measures also facilitate comparison of results for current periods and business outlook for future periods.

This proxy statement contains non-GAAP financial measures of Diamond’s performance (“non-GAAP measures”). Non-GAAP financial measures should not be considered as a substitute for financial measures prepared in accordance with GAAP. Diamond’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and differ both from GAAP financial measures and from non-GAAP financial measures used by other companies. Diamond urges investors to review its reconciliation of non-GAAP financial measures to GAAP financial measures, and its financial statements to evaluate its business.

A-1

Appendix B

DIAMOND FOODS, INC.

2015 EQUITY INCENTIVE PLAN

1.          PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 29.

2.          SHARES SUBJECT TO THE PLAN.

2.1        Number of Shares Available. Subject to Sections 2.5 and 22 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board is 1,000,000 Shares, composed of newly authorized Shares on the Effective Date, plus (i) Shares that are subject to stock options or other awards granted under the Company’s 2005 Equity Incentive Plan (the “Prior Plan”) that cease to be subject to stock options or other awards after the Effective Date for any reason other than the exercise of an option or SAR; (ii) Shares issued under the Prior Plan before or after the Effective Date that, after the Effective Date are forfeited or repurchased at the original issue price; (iii) Shares that are subject to Awards granted under the Prior Plan that otherwise terminate without Shares being issued; (iv) Shares that are used to satisfy the exercise price of stock options granted under the Prior Plan which are exercised after the Effective Date; and (v) Shares that are used to satisfy the tax withholding obligations on awards granted under the Prior Plan which are exercised, purchased or vest after the Effective Date.

2.2        Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; (d) are surrendered pursuant to an Exchange Program; (e) are used to satisfy the Exercise Price of an Option; or (f) are used to satisfy the tax withholding obligations on such Award. To the extent that a Performance Award in the form of a Performance Unit has been made, such Award will not reduce the number of Shares available for issuance under the Plan. To the extent that any Award is forfeited, repurchased or terminates without Shares being issued, Shares may again be available for issuance under this Plan.

2.3        Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4        Limitations. No more than 1,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.5        Adjustment of Shares. If the number of outstanding Shares is changed by an extraordinary cash dividend, stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Sections 2.1 or 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of

Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 13, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up (down in the case of ISOs) to the nearest whole Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

2.6        Minimum Vesting Requirement. Except with respect to Awards granted to Non-Employee Directors and a maximum of ten percent (10%) of the number of shares authorized hereby granted as Awards to Participants other than Non-Employee Directors, any Awards (other than Options or SARs) which vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Awards (other than Options or SARs) which vest upon the satisfaction of performance goals shall provide for a Performance Period of at least twelve (12) months. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death or Disability or pursuant to any employment agreement, severance or change of control agreement maintained by the Company.

3.          ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided, that such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive an Award for more than two million (2,000,000) Shares in any calendar year under this Plan except that new Employees of the Company or a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive an Award for up to a maximum of four million (4,000,000) Shares in the calendar year in which they commence their employment.

4.          ADMINISTRATION.

4.1         Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a)        construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)        prescribe, amend and rescind rules, forms, instruments, guidelines and regulations relating to this Plan or any Award;

(c)        select persons to receive Awards;

(d)        determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)        determine the number of Shares or other consideration subject to Awards;

(f)        determine the Fair Market Value in good faith, if necessary;

(g)        determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h)        grant waivers of Plan or Award conditions;

(i)        determine the vesting, exercisability and payment of Awards;

(j)        correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)        determine whether an Award has been earned;

(l)        subject to Section 19, determine the terms and conditions of any, and to institute any Exchange Program;

(m)        reduce or waive any criteria with respect to Performance Factors;

(n)        adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(o)        adopt rules and/or procedures (including the adoption of any subplan under this Plan and country addenda to Award Agreements) relating to the operation and administration of the Plan to accommodate grants to Participants residing outside of the United States;

(p)        delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law; and

(q)        make all other determinations necessary or advisable for the administration of this Plan.

4.2        Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3        Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any

Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which the performance goals based on such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4        Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5        Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiary shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States; (d) establish subplans and addenda to Award Agreements and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices and any addenda to the Award Agreements); provided, however, that no such subplans, addenda to Award Agreements and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.          OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1        Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure such performance goals, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2        Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3        Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided, further, that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4        Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided, that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12 and the Award Agreement and in accordance with any procedures established by the Company.

5.5        Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator), and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6        Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.7        Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.7, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8        Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any

Option previously granted. Subject to Section 19, the Committee may (a) reduce the Exercise Price of outstanding Options or (b) grant Options in substitution for cancelled options or other Awards authorized under the Plan. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.9        No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.          RESTRICTED STOCK AWARDS.

6.1        Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2        Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3        Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 12 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.4        Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Award Agreement. If the Restricted Stock Award is being earned upon the satisfaction of performance goals, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure such performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

7.          STOCK BONUS AWARDS.

7.1        Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2        Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the

Participant’s Stock Bonus Agreement. If the Stock Bonus Award is being earned upon the satisfaction of performance goals, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure such performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3        Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

8.          STOCK APPRECIATION RIGHTS.

8.1        Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2        Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be, but need not be, awarded upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure such performance goals, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria.

8.3        Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided, that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.

8.4        Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

9.          RESTRICTED STOCK UNITS.

9.1        Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.2        Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement of, and the effect of the Participant’s Termination on, each RSU. An RSU may be awarded upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure such performance goals, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3        Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

10.          PERFORMANCE AWARDS.

10.1        Performance Awards. Performance Awards may be granted in the form of either Performance Shares, Performance Units or cash. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares, Performance Units or cash Award subject thereto, the Performance Award Formula, the performance goal(s) based on Performance Factors and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2        Terms of Performance Awards. The Committee will determine the terms of a Performance Award including, without limitation: (a) the number of Shares or amount of cash subject to the Performance Award; (b) the time or times during which the Performance Award may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each Performance Award. A Performance Award may be awarded upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Award Agreement. If the Performance Award is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the Performance Award; (y) select from among the Performance Factors to be used to measure such performance goals, if any; and (z) determine the number of Shares deemed subject to the Performance Award. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive cash-based Awards of (i) more than $5,000,000 of value in the calendar year grant for all such Awards with a Performance Period greater than one (1) year, or (ii) more than $3,000,000 of value in the calendar year grant for all such Awards with a Performance Period of one (1) year or less.

10.3        Form and Timing of Settlement. Payment of earned Performance Awards shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a Performance Award to a date or dates after the Performance Award is earned provided that the terms of the Performance Award and any deferral satisfy the requirements of Section 409A of the Code.

11.          IMPACT OF TERMINATION ON AWARDS.

11.1        In General. Except as may be otherwise provided in an Award Agreement, if a Participant is Terminated for any reason except for Cause or such Participant’s death or Disability, outstanding Awards granted to such Participant will be treated as follows:

(a)        Any Options or SARs may be exercised by the Participant only to the extent that such Options or SARs would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise of any Option beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options or SARs, as applicable.

(b)        Unless determined otherwise by the Committee, any unvested portion of any Restricted Stock Awards, Stock Bonus Awards or Restricted Stock Units will be immediately forfeited and terminate.

(c)        Unless determined otherwise by the Committee, any Performance Awards will be immediately forfeited and terminate.

11.2        Upon Death. Except as may be otherwise provided in an Award Agreement, if a Participant is Terminated because of the Participant’s death (or, in the case of Options and SARs, the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), outstanding Awards granted to such Participant will be treated as follows:

(a)        Any Options or SARs may be exercised only to the extent that such Options or SARs would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options or SARs, as applicable.

(b)        Unless determined otherwise by the Committee, any unvested portion of any Restricted Stock Awards, Stock Bonus Awards or Restricted Stock Units will be immediately forfeited and terminate, except as set forth in 11.2(c) below.

(c)        Unless determined otherwise by the Committee, any Restricted Stock Award, Stock Bonus Award or Restricted Stock Units in any case that have performance goals and any Performance Awards will remain outstanding and such Participant’s legal representative, or authorized assignee, will be entitled to a pro rata portion of the payment otherwise payable in respect of the Award (based on the number of full weeks such Participant was employed by or provided service to the Company and/or any Parent or Subsidiary during the applicable Performance Period over the total number of weeks in such Performance Period), which will be paid on the date the Performance Award would have been paid if such Participant had remained employed with or continued to provide service to the Company and/or such Parent or Subsidiary.

11.3        Upon Disability. Except as may be otherwise provided in an Award Agreement, if a Participant is Terminated because of the Participant’s Disability, outstanding Awards granted to such Participant will be treated as follows:

(a)        Any Options or SARs may be exercised only to the extent that such Options or SARs would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options or SARs, as applicable.

(b)        Unless determined otherwise by the Committee, any unvested portion of any Restricted Stock Awards, Stock Bonus Awards or Restricted Stock Units will be immediately forfeited and terminate, except as set forth in 11.3(c) below.

(c)        Unless determined otherwise by the Committee, any Restricted Stock Award, Stock Bonus Award or Restricted Stock Units in any case that have performance goals and any Performance Awards will remain outstanding and such Participant will be entitled to a pro rata portion of the payment otherwise payable in respect of the Performance Award (based on the number of full weeks such Participant was employed by or provided service to the Company and/or any Parent or Subsidiary during the applicable Performance Period over the total number of weeks in such Performance Period), which will be paid on the date the Performance Award would have been paid if such Participant had remained employed with or continued to provide service to the Company and/or such Parent or Subsidiary.

11.4        Upon Termination for Cause. Except as may be otherwise provided in an Award Agreement, if a Participant is Terminated for Cause, outstanding Awards granted to such Participant will be treated as follows:

(a)        any Options or SARs shall expire on the Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options or SARs, as applicable.

(b)        Unless determined otherwise by the Committee, any unvested portion of any Restricted Stock Awards, Stock Bonus Awards or Restricted Stock Units will be immediately forfeited and terminate.

(c)        Unless determined otherwise by the Committee, any Performance Awards will be immediately forfeited and terminate.

12.          PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)        by cancellation of indebtedness of the Company to the Participant;

(b)        by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)        by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d)        by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)         by any combination of the foregoing; or

(f)        by any other method of payment as is permitted by applicable law.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

13.          GRANTS TO NON-EMPLOYEE DIRECTORS.

13.1        Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 13 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 13 in any calendar year shall not exceed 50,000 Shares.

13.2        Eligibility. Awards pursuant to this Section 13 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 13.

13.3        Vesting, Exercisability and Settlement. Except as set forth in Section 22, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13.4        Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 13.4 shall be filed with the Company on the form prescribed by the Company.

14.          WITHHOLDING TAXES.

14.1        Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements related to the Participant’s participation in the Plan and legally applicable to the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.

14.2        Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld, or (iv) withholding from proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld and may be based on the Fair Market Value as of the date immediately prior to the date with respect to which withholding is required.

15.          TRANSFERABILITY.

15.1        Transfer Generally. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.2        Beneficiaries. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by such Participant in writing with the Company during such Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at such Participant’s death shall be paid to or exercised by such Participant’s executor, administrator, or legal representative.

16.          PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

16.1        Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 16.2. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares subject to such Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited; provided, that under no circumstances may Dividend Equivalent Rights be granted for any Option or SAR. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

16.2        Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

17.          CERTIFICATES. All Shares or other securities (whether or not certificated) delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any foreign exchange controls or restrictions.

18.          ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

19.          EXCHANGE AND BUYOUT OF AWARDS. The repricing of Options or SARs is not permitted without prior stockholder approval. Repricing is defined as the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, substitute, buyout or exchange outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.8 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

20.          SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of foreign or state securities laws, stock exchange, exchange control or automated quotation system, and the Company will have no liability for any inability or failure to do so.

21.          NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

22.          CORPORATE TRANSACTIONS.

22.1        Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, unless otherwise determined by the Committee, such Awards shall accelerate in full as of the time of consummation of the Corporate Transaction. In such event, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

22.2        Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

22.3        Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

23.          ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

24.          TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to that state’s conflict of law provisions.

25.          AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided, further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

26.          NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

27.          INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

28.          ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company or its Parent or Subsidiary that is applicable to executive officers, employees, directors or other service providers of the Company or its Parent or Subsidiary, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

29.          DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock Award, Stock Bonus Award, Stock Appreciation Right, Restricted Stock Unit, Performance Award or cash-based award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, including a country-specific addenda for non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of non-Insider Participants, the Committee’s delegate), has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any company documents or records; (ii) the Participant’s material failure to abide by a company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a company (including, without limitation, the Participant’s improper use or disclosure of a company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a company.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the common stock of the Company.

“Company” means Diamond Foods, Inc., a Delaware corporation, or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent

(50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company). Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (both as defined in Section 409A of the Code).

Notwithstanding the foregoing, a “Corporate Transaction” shall not be deemed to result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction the sole purpose of which is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Effective Date” means the date the Plan is approved by stockholders of the Company, which shall be within twelve (12) months of the approval of the Plan by the Board.

“Employee” means any person, including Officers and Directors, providing services as an employee of the Company or any Parent or Subsidiary of the Company (as designated on the payroll records thereof). Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program approved by stockholders of the Company pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)        if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)        if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)        if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 13.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means a cash or stock award granted pursuant to Section 10 or Section 13 of the Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable, on an absolute, growth or year-over-year basis or relative to a pre-established target, or as compared to the performance of a group of comparator companies or published or special index, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(i)	revenue;
(ii)	sales;
(iii)	expenses;
(iv)	operating income;
(v)	gross margin;
(vi)	operating margin;
(vii)	earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;
(viii)	pre-tax profit;
(ix)	net operating income;
(x)	net income;

(xi)	economic value added;
(xii)	free cash flow;
(xiii)	operating cash flow;
(xiv)	balance of cash, cash equivalents and marketable securities;
(xv)	stock price (including, without limitation, total stockholder return);
(xvi)	earnings per share;
(xvii)	return on stockholder equity;
(xviii)	return on capital;
(xix)	return on assets;
(xx)	return on investment;
(xxi)	employee satisfaction;
(xxii)	employee retention;
(xxiii)	market share;
(xxiv)	customer satisfaction;
(xxv)	product development;
(xxvi)	research and development expenses;
(xxvii)	completion of an identified special project;
(xxviii)	completion of a joint venture or other corporate transaction;
(xxix)	productivity ratios;
(xxx)	working capital targets and changes in working capital;
(xxxi)	individual business objectives; and
(xxxii)	Company-specific operational metrics.

Performance Factors shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Factors applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Factors in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.

“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means a right to receive Shares pursuant to Section 10 of the Plan.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Performance Unit” means the right to receive cash pursuant to Section 10 of the Plan.

“Plan” means this Diamond Foods, Inc. 2015 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 13 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 13 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 13 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 13 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 13, 2015.
Vote by Internet
• Log on to the Internet and go to www.investorvote.com/DMND
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors to hold office until the 2018 annual meeting of stockholders:												+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Alison Davis	☐	☐	☐	02 - Brian J. Driscoll	☐	☐	☐	03 - Nigel A. Rees	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year ending July 31, 2015.	☐	☐	☐	3.	Approve, on an advisory basis, the compensation of the named executive officers (“Say-on-Pay”).	☐	☐	☐

		For	Against	Abstain
4.	Approve Diamond’s 2015 Equity Incentive Plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — DIAMOND FOODS, INC.

Annual Meeting of Stockholders to be held on January 13, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert J. Zollars and Brian J. Driscoll, and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Diamond Foods, Inc. (the “COMPANY”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on January 13, 2015 at 8:30 a.m. Pacific Time, at Le Meridien hotel, 333 Battery Street, San Francisco, CA 94111 and any adjournment or postponement thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the Proxy will be voted FOR each of the nominees and the other Proposals and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE VOTED ON REVERSE SIDE.	SEE REVERSE SIDE